                                                                    EXHIBIT 4.1


                      OREGON STEEL MILLS, INC., as Issuer,

                           CHEMICAL BANK, as Trustee,

                                       and

                               NEW CF&I, INC. and
                                CF&I STEEL, L.P.

                                  as Guarantors

                                    INDENTURE

                            Dated as of June +, 1996

                                  $235,000,000

                        % First Mortgage Notes due + 2003

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture dated as of June +, 1996

Trust Indenture                                                                                    Indenture
  Act Section                                                                                       Section
- ---------------                                                                                    ---------
Section 310 (a)(1)      ...........................................................................   7.11
            (a)(2)      ...........................................................................   7.11
            (a)(3)      ...........................................................................   N.A.
            (a)(4)      ...........................................................................   N.A.
            (a)(5)      ...........................................................................   7.11
            (b)         ...........................................................................   7.09; 7.11; 13.02
            (c)         ...........................................................................   N.A.
Section 311 (a)         ...........................................................................   7.12
            (b)         ...........................................................................   7.12
            (c)         ...........................................................................   N.A.
Section 312 (a)         ...........................................................................   2.05
            (b)         ...........................................................................   13.03
            (c)         ...........................................................................   13.03
Section 313 (a)         ...........................................................................   7.07
            (b)         ...........................................................................   7.07
            (c)         ...........................................................................   7.07; 13.02
            (d)         ...........................................................................   7.07
Section 314 (a)         ...........................................................................   4.07; 13.02
            (b)         ...........................................................................   11.02
            (c)(1)      ...........................................................................   13.04
            (c)(2)      ...........................................................................   13.04
            (c)(3)      ...........................................................................   N.A.
            (d)         ...........................................................................   11.02; 11.03;
                        ...........................................................................   11.04; 11.05
            (e)         ...........................................................................   13.05
Section 315 (a)         ...........................................................................   7.01(b)
            (b)         ...........................................................................   7.05; 13.02
            (c)         ...........................................................................   7.01(a)
            (d)         ...........................................................................   7.01(c)
            (e)         ...........................................................................   6.11
Section 316 (a) (last
            sentence)   ..........................................................................   2.09
            (a)(1)(A)   ...........................................................................   6.05
            (a)(1)(B)   ...........................................................................   6.04
            (a)(2)      ...........................................................................   N.A.
            (b)         ...........................................................................   6.07
Section 317 (a)(1)      ...........................................................................   6.08
            (a)(2)      ...........................................................................   6.09
            (b)         ...........................................................................   2.04
Section 318 (a)         ...........................................................................   13.01
            (c)         ...........................................................................   13.01

- ------------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
         Section 1.01.       Definitions........................................................................  1
         Section 1.02.       Incorporation by Reference of Trust Indenture Act.................................. 18
         Section 1.03.       Rules of Construction.............................................................. 18

                                                    ARTICLE TWO

                                                  THE SECURITIES

         Section 2.01.       Forms and Dating................................................................... 18
         Section 2.02.       Execution and Authentication....................................................... 19
         Section 2.03.       Registrar and Paying Agent......................................................... 20
         Section 2.04.       Paying Agent To Hold Money in Trust................................................ 20
         Section 2.05.       Holder Lists....................................................................... 21
         Section 2.06.       Registration, Registration of Transfer and Exchange................................ 21
         Section 2.07.       Replacement Securities............................................................. 22
         Section 2.08.       Outstanding Securities............................................................. 22
         Section 2.09.       Treasury Securities................................................................ 23
         Section 2.10.       Temporary Securities............................................................... 23
         Section 2.11.       Cancellation....................................................................... 23
         Section 2.12.       Defaulted Interest................................................................. 23
         Section 2.13.       CUSIP Number....................................................................... 23
         Section 2.14.       Deposit of Moneys.................................................................. 23

                                                   ARTICLE THREE

                                             REDEMPTION OF SECURITIES

         Section 3.01.       Notices to the Trustee............................................................. 24
         Section 3.02.       Selection of Securities To Be Redeemed............................................. 24
         Section 3.03.       Notice of Redemption............................................................... 24
         Section 3.04.       Effect of Notice of Redemption..................................................... 25
         Section 3.05.       Deposit of Redemption Price........................................................ 25
         Section 3.06.       Securities Redeemed or Purchased in Part........................................... 25

                                                   ARTICLE FOUR

                                                     COVENANTS

         Section 4.01.       Payment of Securities.............................................................. 25
         Section 4.02.       Maintenance of Office or Agency.................................................... 26
         Section 4.03.       Corporate Existence................................................................ 26
         Section 4.04.       Payment of Taxes and Other Claims.................................................. 26

- --------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                               Page
                                                                                                               ----
         Section 4.05.       Maintenance of Properties; Insurance; Books and Records; Compliance with
                             Law..............................................................................  26
         Section 4.06.       Compliance Certificate...........................................................  27
         Section 4.07.       SEC Reports......................................................................  27
         Section 4.08.       Limitation on Indebtedness.......................................................  28
         Section 4.09.       Limitation on Restricted Payments................................................  30
         Section 4.10.       Limitation on Issuances and Sale of Capital Stock by Subsidiaries................  32
         Section 4.11.       Limitation on Liens..............................................................  32
         Section 4.12.       Change of Control................................................................  32
         Section 4.13.       Disposition of Proceeds of Asset Sales...........................................  34
         Section 4.14.       Limitation on Transactions with Interested Persons...............................  37
         Section 4.15.       Limitation on Dividends and Other Payment Restrictions Affecting
                             Subsidiaries.....................................................................  38
         Section 4.16.       Limitations on Sale-Leaseback Transactions.......................................  39
         Section 4.17.       Additional Guarantors; Additional Security Documents.............................  39
         Section 4.18.       Impairment of Security Interests.................................................  40
         Section 4.19.       Limitation on Amendments to CF&I Agreements......................................  40
         Section 4.20.       Waiver of Stay, Extension or Usury Laws..........................................  40

                                                   ARTICLE FIVE

                                               SUCCESSOR CORPORATION

         Section 5.01.       When Company May Merge, etc......................................................  40
         Section 5.02.       Successor Substituted............................................................  41

                                                    ARTICLE SIX

                                          EVENTS OF DEFAULT AND REMEDIES

         Section 6.01.       Events of Default................................................................  42
         Section 6.02.       Acceleration.....................................................................  43
         Section 6.03.       Other Remedies...................................................................  44
         Section 6.04.       Waiver of Past Defaults..........................................................  44
         Section 6.05.       Control by Majority..............................................................  44
         Section 6.06.       Limitation on Suits..............................................................  45
         Section 6.07.       Right of Holders to Receive Payment..............................................  45
         Section 6.08.       Collection Suit by Trustee.......................................................  45
         Section 6.09.       Trustee May File Proofs of Claims................................................  45
         Section 6.10.       Priorities.......................................................................  46
         Section 6.11.       Undertaking for Costs............................................................  46
         Section 6.12.       Restoration of Rights and Remedies...............................................  46


- --------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                               Page
                                                                                                               ----
                                  ARTICLE SEVEN

                                     TRUSTEE

         Section 7.01.       Duties............................................................................. 47
         Section 7.02.       Rights of Trustee.................................................................. 47
         Section 7.03.       Individual Rights of Trustee....................................................... 48
         Section 7.04.       Trustee's Disclaimer............................................................... 48
         Section 7.05.       Notice of Default.................................................................. 48
         Section 7.06.       Money Held in Trust................................................................ 49
         Section 7.07.       Reports by Trustee to Holders...................................................... 49
         Section 7.08.       Compensation and Indemnity......................................................... 49
         Section 7.09.       Replacement of Trustee............................................................. 50
         Section 7.10.       Successor Trustee by Merger, etc................................................... 50
         Section 7.11.       Eligibility........................................................................ 50
         Section 7.12        Co-Trustee..........................................................................52
         Section 7.13.       Preferential Collection of Claims Against Company.................................. 51

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

         Section 8.01.       Termination of the Company's Obligations........................................... 52
         Section 8.02.       Legal Defeasance and Covenant Defeasance........................................... 53
         Section 8.03.       Application of Trust Money......................................................... 55
         Section 8.04.       Repayment to Company or Guarantors................................................. 55
         Section 8.05.       Reinstatement...................................................................... 56

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 9.01.       Without Consent of Holders......................................................... 56
         Section 9.02.       With Consent of Holders............................................................ 57
         Section 9.03.       Compliance with Trust Indenture Act................................................ 58
         Section 9.04.       Revocation and Effect of Consents.................................................. 58
         Section 9.05.       Notation on or Exchange of Securities.............................................. 58
         Section 9.06.       Trustee May Sign Amendments, etc................................................... 58

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

         Section 10.01.      Guarantee.......................................................................... 59
         Section 10.02.      Execution and Delivery of Guarantee................................................ 60
         Section 10.03.      Merger or Consolidation of a Guarantor............................................. 60
         Section 10.04.      Release of a Guarantor............................................................. 61
         Section 10.05.      Waiver of Subrogation.............................................................. 62

- --------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                                Page
                                                                                                                ----

         Section 10.06.      Limitation of Guarantor's Liability................................................ 62
         Section 10.07.      Contribution....................................................................... 62

                                 ARTICLE ELEVEN

                             COLLATERAL AND SECURITY

         Section 11.01.      Collateral and Security Documents; Additional Collateral........................... 63
         Section 11.02.      Recording, Registration and Opinions............................................... 65
         Section 11.03.      Release of Collateral.............................................................. 66
         Section 11.04.      Possession and Use of Collateral................................................... 66
         Section 11.05.      Specified Releases of Collateral................................................... 67
         Section 11.06.      Disposition of Collateral Without Release.......................................... 70
         Section 11.07.      Form and Sufficiency of Release.................................................... 71
         Section 11.08.      Purchaser Protected................................................................ 71
         Section 11.09.      Authorization of Actions To Be Taken by the Trustee Under the Security
                             Documents.......................................................................... 71
         Section 11.10.      Authorization of Receipt of Funds by the Trustee Under the Security
                             Documents.......................................................................... 72

                                 ARTICLE TWELVE

                           APPLICATION OF TRUST MONEYS

         Section 12.01.      Collateral Account................................................................. 72
         Section 12.02.      Withdrawal of Insurance Proceeds and Condemnation Awards........................... 72
         Section 12.03.      Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer........................ 74
         Section 12.04.      Withdrawal of Trust Moneys for Investment in Replacement Assets.................... 74
         Section 12.05.      Withdrawal of Trust Moneys on Basis of Retirement of Securities.................... 75
         Section 12.06.      Investment of Trust Moneys......................................................... 76

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

         Section 13.01.      Trust Indenture Act of 1939........................................................ 76
         Section 13.02.      Notices............................................................................ 76
         Section 13.03.      Communication by Holders with Other Holders........................................ 77
         Section 13.04.      Certificate and Opinion as to Conditions Precedent................................. 77
         Section 13.05.      Statements Required in Certificate or Opinion...................................... 77
         Section 13.06.      Rules by Trustee, Paying Agent, Registrar.......................................... 78
         Section 13.07.      Legal Holidays..................................................................... 78
         Section 13.08.      Governing Law...................................................................... 78
         Section 13.09.      No Interpretation of Other Agreements.............................................. 78
         Section 13.10.      No Recourse Against Others......................................................... 78
         Section 13.11.      Successors......................................................................... 78
         Section 13.12.      Duplicate Originals................................................................ 78
         Section 13.13.      Separability....................................................................... 79

- --------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                               Page
                                                                                                               ----
         Section 13.14.      Table of Contents, Headings, etc.................................................   79
         Section 13.15.      True Copy........................................................................   79
         Section 13.16.      Benefits of Indenture............................................................   79

EXHIBIT A         Form of Security and Guarantee..............................................................  A-1
EXHIBIT B         Form of Security Agreement..................................................................  B-1
EXHIBIT C         Form of Mortgage............................................................................  C-1
EXHIBIT D         Form of Intercreditor Agreement.............................................................  D-1
EXHIBIT E         Form of CF&I Note...........................................................................  E-1

- --------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE, dated as of June +, 1996, among OREGON STEEL MILLS, INC., a corporation incorporated under the laws of the State of Delaware ("the Company"), CHEMICAL BANK, a New York banking corporation, as trustee (the "Trustee"), and NEW CF&I, INC., a Delaware corporation, and CF&I STEEL, L.P., a Delaware limited partnership, as guarantors.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's +% First Mortgage Notes due 2003 (the "Securities").

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 1.01.  Definitions.

                  "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

                  "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

                  "After-Acquired Property" shall have the meaning set forth in
Section 11.01.

                  "Agent" means any Registrar or Paying Agent of the Securities.

                  "Amended Credit Agreement" means the Old Credit Agreement, as amended and restated by the Credit Agreement Amendment to be entered into prior to or concurrently with the issuance of the Securities, as the same may be amended, supplemented or otherwise modified from time to time and including all exhibits and schedules thereto.

                  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by merger or consolidation or sale of shares of Capital Stock of a Subsidiary) to any person, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business, and also means any transaction which results in a Guarantor being released from its Guarantee as provided in Section
10.04. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of property or assets (including, without limitation, by merger or consolidation of a Subsidiary) that is governed by and complies with the provisions of Article Five or Section 10.03 (except in each case to the extent provided under Section 4.13), (ii) any sale, transfer or other disposition of property or assets (including, without limitation, by merger or consolidation or sale of shares of Capital Stock of a Subsidiary) by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $50,000 or less (provided, however, that notwithstanding the other provisions of this clause (ii) any such transaction which results in a Guarantor being released from its Guarantee as provided under Section 10.04 shall nonetheless be deemed to constitute an Asset Sale), (iii) any sale, transfer or other disposition of Excluded Assets (other than property or assets of the type referred to in clause (i) or clause (viii) of the definition of Excluded

Assets) or any Bank Collateral and (iv) any Restricted Payment made in accordance with Section 4.09 or any Permitted Investment.

                  "Asset Sale Offer" shall have the meaning set forth in Section 4.13.

                  "Asset Sale Offer Price" shall have the meaning set forth in
Section 4.13.

                  "Asset Sale Purchase Date" shall have the meaning set forth in
Section 4.13.

                  "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                  "Bank Agent" means the person or any or all of the persons as, from time to time, may be named as agent or agents for the banks under the Credit Agreement in accordance with the terms thereof.

                  "Bank Collateral" means all accounts receivable and inventory, and all books and records relating to the accounts receivable and inventory, and all + of the Company, New CF&I, CF&I and any other Subsidiary or Unrestricted Subsidiary of the Company that may after the Issue Date grant a Lien on accounts receivable or inventory or books and records relating thereto, or on +, as collateral under the Credit Agreement or the guarantees entered into pursuant to the Credit Agreement.

                  "Bankruptcy Law" means Title 11 of the United States Code and any similar applicable state of federal law for the relief of debtors generally.

                  "Board of Directors" means (i) with respect to any person other than a partnership, the board of directors of such person or any duly authorized committee of such board, and (ii) with respect to any partnership, the board of directors of a direct corporate general partner (or, if there is no direct corporate general partner, an indirect corporate general partner) of such partnership or any duly authorized committee of such board or, if there is no such direct or indirect corporate general partner, by the appropriate governing body of any general partner of such partnership.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or such Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee; provided that in the case of any Guarantor which is a partnership, the copy of such resolution shall be certified by the Secretary or an Assistant Secretary of a direct or indirect corporate general partner of such Guarantor or, if there is no such direct or indirect corporate general partner, by an appropriate signatory of any general partner of such Guarantor.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

                  "Camrose" means Camrose Pipe Company, a general partnership organized under the laws of the Province of Alberta, Canada, and its successors.

                  "Capital Stock" means, with respect to any person, any and all shares, interests (including, without limitation, limited and general partnership interests and joint venture interests), participations, rights or other equivalents (however designated) in the equity interest of such person, and any rights (other than debt securities convertible into or exchangeable for an equity interest), warrants or options exchangeable for or convertible into an equity interest in such person.

                  "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means, at any time, (a) any evidence of indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-2 by S&P or at least P-2 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition.

                  "CF&I" means CF&I Steel, L.P., a Delaware limited partnership and its successors pursuant to this Indenture.

                  "CF&I Note" means the promissory note of CF&I, substantially in the form attached as Exhibit E to this Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and such instrument.

                  "CF&I Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of CF&I Steel, L.P. dated March 3, 1993, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and such instrument.

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company's employee stock ownership plan, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 30% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under this Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company's employee stock ownership plan, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 30% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

                  "Change of Control Date" shall have the meaning set forth in
Section 4.12.

                  "Change of Control Offer" shall have the meaning set forth in
Section 4.12.

                  "Change of Control Purchase Date" shall have the meaning set forth in Section 4.12.

                  "Change of Control Purchase Price" shall have the meaning set forth in Section 4.12.

                  "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents.

                  "Collateral Account" means the collateral account established pursuant to Section 12.01.

                  "Collateral Proceeds" shall have the meaning set forth in
Section 4.13.

                  "Combination Mill" means the Steckel combination steel plate rolling mill which, on the Issue Date, was being constructed at the Company's Portland, Oregon steel mill.

                  "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Common Stock Offering" means the offering by the Company of shares of its Common Stock (including shares which may be sold upon exercise of the underwriters' over-allotment option) to be made concurrently with the offering of the Securities.

                  "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman, its Vice-Chairman, its Chief Executive Officer, its President, an Executive Vice President, a Senior Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated Cash Flow Available for Fixed Charges" means, with respect to any person for any period, (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income, (ii) Consolidated Non-cash Charges, (iii) Consolidated Interest Expense, and (iv) Consolidated Income Tax Expense less (b) any non-cash items increasing Consolidated Net Income for such period.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio", (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

                  "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of
(a) Consolidated Interest Expense and (b) the product of (i) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Subsidiaries on a consolidated basis and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal.

                  "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (a) the aggregate amount of cash and non-cash interest expense of such person and its Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period as determined on a consolidated basis in accordance with GAAP (including, without limitation, the following (whether or not reflected as an expense on the consolidated income statement of such person): (i) any amortization of debt discount, (ii) the net cost under Interest Rate Protection Obligations, (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) all accrued interest and (vi) all capitalized interest) and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses, (b) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries, (c) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains or losses in respect of any Asset Sales by such person or one of its Subsidiaries and (f) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or partnership agreement or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders or limited or general partners, as the case may be, and further adjusted by including, without duplication, the aggregate amount of cash dividends or cash distributions actually received by such person or any of its Subsidiaries from any Unrestricted Subsidiary of such person.

                  "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' or partners' equity, as the case may be, of such person less the amount of such stockholders' or partners' equity, as the case may be, attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Subsidiaries reducing Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

                  "consolidation" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

                  "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in New York, New York.

                  "covenant defeasance" shall have the meaning set forth in
Section 8.02.

                  "CPC" means Camrose Pipe Corporation, a Delaware corporation, and its successors.

                  "Credit Agreement" means the Amended Credit Agreement and any successor or replacement facility entered into in compliance with this Indenture, in each case including all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Indenture.

                  "Credit Agreement Amendment" means the amendment to and restatement of the Old Credit Agreement entered into by the Company, the Bank Agent and other lenders party thereto concurrently with or prior to the issuance of the Securities, amending and restating the Old Credit Agreement to, among other things, reduce the aggregate principal amount of borrowings which may be outstanding thereunder at any one time.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar person under any Bankruptcy Law.

                  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, with respect to Global Securities, the person designated as Depositary pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean each person who is then a Depositary hereunder, and if at any time there is more than one such person, such persons.

                  "Event of Default" shall have the meaning set forth under
Section 6.01 herein.

                  "Excess Proceeds" shall have the meaning set forth in Section 4.13.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" means (i) property acquired or constructed with Indebtedness described in and which complies with, and which Indebtedness is secured by a Lien on such property permitted under, clause (g) of the definition of Permitted Liens (but only so long as such purchase money Indebtedness or Indebtedness incurred solely to refinance, replace or refund such purchase money Indebtedness in accordance with such clause (g) is outstanding and, in either such case, is secured by such Lien), (ii) subject to the proviso to this sentence, the Old Plate Mill, (iii) the Old Rod Mill, (iv) the Fontana Rolling Mill, (v) real property located in Portland, Oregon owned by the Company on the Issue Date, but only to the extent such property is not subject to (and is not intended to be subject to) a Mortgage, together with all buildings, improvements and fixtures thereon and all leases, rents and other rights relating to such real property, buildings, improvements and fixtures, and all proceeds of any of the foregoing, (vi) certain motor vehicles and mobile equipment (including mobile cranes, loaders, forklifts, trailers, backhoes, towmotors and graders) owned by CF&I on the Issue Date with an aggregate book value (net of depreciation) not to exceed $1.5 million and listed on a schedule or exhibit to the Security Agreement entered into by CF&I, (vii) Motor Vehicles (as defined in the form of Security Agreement attached as Exhibit B hereto),
(viii) any specific item of property subject to a Lien securing obligations of the Company or Subsidiary of the Company in respect of a commercial letter of credit, but only so long as such letter of credit and Lien comply with, and are permitted under, clause (t) of the definition of Permitted Liens and only so long as such letter of credit is outstanding and such property is subject to such Lien; provided that, notwithstanding the foregoing, the Old Plate Mill shall not be deemed an Excluded Asset until such time as (A) construction of the Combination Mill and all related improvements shall have been completed, (B) the Combination Mill and all related equipment and facilities shall have been installed, shall be fully operational and shall be operating, and the Old Plate Mill shall have been permanently taken out of service and (C) the Company shall have complied with the provisions of this Indenture relating to the release the Old Plate Mill from the Lien of the Security Documents and the pledge of the Combination Mill, together with all related fixtures, improvements, equipment and machinery as Collateral for the Securities. With respect to any property securing Indebtedness as described in clause (i) of the foregoing sentence, at such time as the purchase money Indebtedness or Indebtedness incurred to refinance, replace or refund such purchase money Indebtedness referred to in such clause (i) shall no longer be outstanding, or at such time as such purchase money Indebtedness or any such Indebtedness incurred to refinance, replace or refund such purchase money Indebtedness shall no longer be secured by a Lien on such property permitted under clause (g) of the definition of Permitted Liens, and with respect to any property securing a commercial letter of credit described in clause (viii) of the foregoing sentence, at such time as such letter of credit shall no longer be outstanding or the obligations of the Company or a Subsidiary of the Company in respect thereof shall no longer be secured by a Lien on such property permitted under clause (t) of the definition of Permitted Liens, then, in each of the foregoing cases, to the extent that such property is of the type which would constitute "Trust Property" (as defined in the form of Mortgage attached as Exhibit C to this Indenture) (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage) or "Collateral" (as defined in the form of Security Agreement attached as Exhibit B to this Indenture), such property shall be treated as After-Acquired Property and the Company shall, or shall cause the relevant Guarantor to, cause such property to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture.

                  "Excluded Intangibles" means any right, title or interest of the Company or any Guarantor in, to or under any contract, agreement or other instrument entered into with, or any license granted by or to, any person which is not the Company or a Subsidiary or Unrestricted Subsidiary of the Company and which contract, agreement, instrument or license by its express terms prohibits the assignment thereof or the grant of a security interest therein by the Company or such Guarantor, as the case may be, or by its express terms permits such assignment or grant of a security interest only with the consent of such person; provided that any such right, title and interest shall cease to be an Excluded Intangible to the extent that an appropriate consent to such assignment or pledge has been obtained; and provided, further, that Excluded Intangibles shall not include (i) the leasehold interest in the Company's office space located at 1000 S.W. Broadway, Portland, Oregon or (ii) any contracts, agreements, licenses or other instruments specifically identified in any Security Document as being subject to the Lien created by or granted in such Security Document.

                  "Excluded Securities" means the Capital Stock of any of the Company's Subsidiaries or Unrestricted Subsidiaries.

                  "Existing Rolling Mill" means the steel plate rolling mill which has been located at the Company's Portland, Oregon steel mini-mill since January 1, 1993.

                  "Fair Market Value" means, with respect to any property or assets, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall, except for purposes of Section 6.01(f), be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee except (i) any determination of Fair Market Value made with the respect to any parcel of real property with a value in excess of $10,000,000 shall (except for purposes of Section 6.01(f)) be made by an Independent Appraiser and (ii) as otherwise indicated in this Indenture.

                  "Final Maturity Date" means June +, 2003.

                  "Fontana" means Oregon Steel--Fontana Division, Inc., a Delaware corporation and former subsidiary of the Company which was merged into the Company.

                  "Fontana Rolling Mill" means the steel plate rolling equipment owned by the Company which, on the Issue Date, is located in Fontana, California.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

                  "Global Security" means a Security issued to the Depositary or its nominee in accordance with Section 2.02 and bearing the legend required by
Section 2.02.

                  "Guarantee" means, with respect to any Guarantor, its guarantee of the Securities and certain other obligations pursuant to this Indenture and its guarantee endorsed on the Securities in substantially the form attached as Exhibit A to this Indenture and, in the case of CF&I, such term includes the CF&I Note, in substantially the form attached as Exhibit E to this Indenture, delivered to the Trustee in connection with CF&I's aforesaid guarantee, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture.

                  "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                  "Guarantors" means (i) each of New CF&I and CF&I and (ii) each of the Company's other Subsidiaries which, after the Issue Date, becomes a Guarantor, including those who become Guarantors after the Issue Date as required by Section 4.17.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized

Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all net payment obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person at the date of determination and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

                  "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

                  "Independent Appraiser" means a person who in the course of its business appraises property and (i) where real property is involved, who is a member in good standing of the American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable real property is situated, (ii) who does not have a direct or indirect financial interest in the Company and (iii) who, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the tasks for which it is engaged.

                  "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company (it being understood that securities of the Company acquired in the ordinary course of trading operations shall not be deemed to give rise to such direct or indirect financial interest in the Company) and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Intercompany Indebtedness" means any Indebtedness owed by the Company to any Subsidiary or Unrestricted Subsidiary of the Company or owed by any Subsidiary or Unrestricted Subsidiary of the Company to the Company or any other Subsidiary or Unrestricted Subsidiary of the Company.

                  "Intercreditor Agreement" means the intercreditor agreement among the Company, the Guarantors, the Trustee and the Bank Agent, substantially in the form attached as Exhibit D to this Indenture, as the same may be amended, supplemented or modified from time to time in accordance with its terms or the terms of this Indenture, and any successor or replacement agreement, the terms of which are no less favorable to the holders of the Securities in any material respect (as evidenced by an Officers' Certificate delivered to the Trustee) than those contained in the original intercreditor agreement as in effect on the Issue Date.

                  "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(g) or (h) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

                  "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

                  "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

                  "Issue Date" means June +, 1996.

                  "legal defeasance" shall have the meaning set forth in Section 8.02.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Mortgage" means a deed of trust (or mortgage), assignment of rents and leases and security agreement substantially in the form attached as Exhibit C to this Indenture (including such changes to such form as may be necessary or desirable to conform to applicable laws or customs regarding property in the jurisdiction where such instrument is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and such instrument.

                  "Napa" means Napa Pipe Corporation, a Delaware corporation and former subsidiary of the Company which was merged into the Company.

                  "Net Award" means all proceeds, awards or payments for any Collateral which is taken by eminent domain, expropriation or similar governmental actions or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority of any right which it may have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, in each case less collection expenses.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale, (d) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and
(e) repayment of Indebtedness (excluding Indebtedness under the Credit Agreement) secured by a Lien on the property or assets subject to such Asset Sale (but only if such Lien is permitted by this Indenture and the relevant Security Documents and only to the extent such repayment is required by the terms of such Indebtedness and the aggregate amount of such cash and Cash Equivalents applied to repay such Indebtedness does not exceed the Fair Market Value of such property or assets or, if less, the total amount of cash and Cash Equivalents received for such property and assets in such Asset Sale).

                  "Net Proceeds" means the insurance proceeds (excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) paid as a result of damage to, or the loss, destruction or condemnation of, all or any portion of the Collateral, less collection expenses.

                  "New CF&I" means New CF&I, Inc., a Delaware corporation, and its successors pursuant to this Indenture.

                  "New CF&I Stockholders Agreement" means the Restated Stockholders Agreement dated as of November 16, 1995, among the Company, New CF&I, Nippon Steel Corporation, NS Finance III, Inc., Nissho Iwai Corporation, and Nissho Iwai American Corporation, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and such instrument.

                  "Non-Collateral Proceeds" shall have the meaning set forth in
Section 4.13 hereof.

                  "Officer" means, with respect to the Company or any Guarantor, the Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or the Controller of the Company or such Guarantor, as the case may be, and, in any instance where this Indenture calls for a second Officer to attest or countersign or otherwise execute any instrument or document, the term "Officer" shall also include any Assistant Secretary, Assistant Treasurer or Assistant Controller; provided that in the case of any Guarantor which is a partnership, the term "Officer" shall mean any Officer of a direct corporate general partner (or, if there is no direct corporate general partner, an indirect corporate general partner) of such partnership or, if there is no such direct or indirect corporate general partner, any duly authorized signatory of a general partner of such partnership.

                  "Officers' Certificate" means with respect to the Company or any Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or such Guarantor, as the case may be, and delivered to the Trustee.

                  "Old Credit Agreement" means the Credit Agreement dated as of December 14, 1994 among the Company, First Interstate Bank of Oregon, N.A. and the Bank of Nova Scotia, as agents, and the banks party thereto, as amended by Amendment No. 1 thereto dated as of September 30, 1995 and Waiver and Amendment No. 2 thereto dated as of March 22, 1996.

                  "Old Plate Mill" means the 110 inch steel plate rolling mill equipment which was operating at the Company's Portland, Oregon steel mill on the Issue Date, excluding, however, any such equipment which is to be used in connection with the operation of the Combination Mill.

                  "Old Pledge Agreements" mean all pledge agreements entered into by the Company or any of its present or former Subsidiaries or Unrestricted Subsidiaries (including, without limitation, Napa and Fontana) pursuant to the Old Credit Agreement.

                  "Old Rod Mill" means the rod mill equipment owned by CF&I which, prior to the Issue Date, had been replaced by the new rod and bar mill owned by CF&I and taken out of operation, excluding, however, any such equipment which is or is to be used in connection with the operation of such new rod and bar mill.

                  "Old Security Agreements" mean all mortgages, deeds of trust, security agreements and similar agreements (other than the Old Pledge Agreements) entered into by the Company or any of its present or former

Subsidiaries or Unrestricted Subsidiaries (including, without limitation, Napa and Fontana)) pursuant to the Old Credit Agreement.

                  "Opinion of Counsel" means, with respect to the Company or any Guarantor, a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Guarantor.

                  "Pari Passu Indebtedness" means Indebtedness of the Company or any Guarantor which ranks pari passu in right of payment with the Securities or the Guarantee of such Guarantor, as the case may be.

                  "Paying Agent" shall have the meaning set forth in Section 2.03, except that, for the purposes of Section 4.12 and Section 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

                  "Permitted Investments" means any of the following: (a) Investments in any Wholly-Owned Subsidiary of the Company which is a Guarantor (including any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Company which is a Guarantor) and any person that is merged into or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Subsidiary of the Company which is a Guarantor at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in deposits with respect to leases, utilities, bid or performance bonds, self-insurance or similar requirements provided to third parties in the ordinary course of business; (d) Investments in the Securities;
(e) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates; (f) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy case or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created in accordance with the terms of the Indenture; (g) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; (h) the contribution of the Old Rolling Mill (but only at such time as it constitutes an Excluded Asset) and the Fontana Rolling Mill to a corporation or other entity in return for an equity interest in such corporation or other entity; and (i) Investments in partnerships, joint ventures or other entities to acquire or develop sources of raw materials used in steelmaking or other steel-related businesses in an aggregate amount not to exceed $40 million.

                  "Permitted Liens" means the following types of Liens:

                  (a) Liens for taxes, assessments or governmental charges or claims which are either (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings diligently conducted and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (b) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of governmental insurance, governmental benefits or social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) Liens arising out of judgments or awards not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment or award shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and which, in the case of any of the foregoing which are created or incurred after the Issue Date, do not materially detract from the value of the property subject thereto;

                  (f) leases and subleases granted by the Company or any Subsidiary of the Company to others which do not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries and which, in the case of any of the foregoing which are granted after the Issue Date, do not materially detract from the value of the property subject thereto; and any interest or title of a lessor under any Capitalized Lease Obligation or operating lease permitted under this Indenture;

                  (g) Liens (and replacements, renewals or extensions thereof) securing Indebtedness the proceeds of which are applied (A) solely to acquire or construct property or assets (other than the Combination Mill or any part thereof (including, without limitation, any machinery, equipment or fixtures constituting a part thereof) or any improvements constructed in connection therewith) of the Company or any Subsidiary of the Company acquired or constructed after the Issue Date or (B) solely to refinance, replace or refund Indebtedness referred to in clause (A) so long as the principal amount of any such new Indebtedness does not exceed the principal amount of the Indebtedness so replaced, refinanced or refunded; provided, however, that (i) no such Lien (including any replacement, renewal or extension thereof) shall extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed (together with proceeds and products thereof and any intangibles reasonably related thereto) and the property or assets so acquired or constructed do not constitute Replacement Assets and are not acquired or constructed with Net Cash Proceeds from Asset Sales (or with amounts which, pursuant to the Indenture, are deemed to constitute Collateral Proceeds), (ii) the Lien securing such Indebtedness either
         (x) exists at the time of such acquisition or construction or (y) shall be created within 180 days of such acquisition or the completion of such construction, (iii) the principal amount of the Indebtedness referred to in clause (A) above secured by such Lien does not exceed 100% of the cost of such acquisition or construction and such Indebtedness and any Indebtedness incurred to refinance, replace or refund such Indebtedness is incurred in accordance with this Indenture and (iv) prior to initially granting any such Lien (but not in connection with any replacements, renewals or extensions thereof), the Company shall provide the Trustee with an Officers' Certificate stating that (x) the property and assets subject to such Lien do not constitute Replacement Assets and were not acquired or constructed with Net Cash Proceeds from Asset Sales (or with amounts which, pursuant to this Indenture are deemed to constitute Collateral Proceeds) and (y) the Collateral could be operated independently of such property and assets or such property and assets could be disposed of independently of the Collateral without interfering with the continued operation and maintenance of the Collateral and without impairing the value of the Collateral (without taking into account any incremental increase in the value of the Collateral attributable to such property and assets) or interfering with the Trustee's ability to realize such value;

                  (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (i) Liens on Bank Collateral securing Interest Rate Protection Agreements and Currency Agreements permitted by this Indenture;

                  (j) Liens on the Bank Collateral securing Indebtedness and other obligations under the Credit Agreement permitted by this Indenture and any guarantees permitted by this Indenture of the obligations under the Credit Agreement, and other Liens existing as of the Issue Date (other than (A) Liens created by or pursuant to the Old Pledge Agreements, (B) Liens created by or pursuant to the Old Security Agreements (except that, if the Company, CF&I or New CF&I shall elect, in lieu of entering into a new security agreement in order to pledge its Bank Collateral as security for its obligations under the Amended Credit Agreement (in the case of the Company) or any guarantee permitted by this Indenture of the Company's obligations under the Amended Credit Agreement (in the case of New CF&I and CF&I), to amend or restate its Old Security Agreement, then the Liens on the Bank Collateral created by such amended or restated Old Security Agreement (after giving the effect to such amendment or restatement) shall be deemed Permitted Liens), and (C) Liens on Excluded Securities and Intercompany Indebtedness);

                  (k) Liens in favor of the Company; provided that if such Liens are on any Collateral, such Liens are either collaterally assigned to the Trustee or subordinate to the Lien in favor of the Trustee securing the Securities or the Guarantees, as the case may be;

                  (l) Liens securing obligations in respect of this Indenture, the Securities, the Security Documents and the Guarantees;

                  (m) Liens on the Collateral to the extent permitted or created by the respective Security Documents or the Intercreditor Agreement;

                  (n) Liens in favor of the Trustee;

                  (o) Liens on the assets or property of any person existing at the time such person becomes a Subsidiary of the Company after the Issue Date or is merged into or consolidated with the Company or any Subsidiary of the Company after the Issue Date, and in any such case not incurred as a result of (or in connection with or in anticipation of) such person becoming a Subsidiary of the Company or such merger or consolidation, as the case may be; provided that such Liens do not extend to or cover any other property or assets of the Company or any Subsidiary of the Company (other than property or assets of the person so acquired); and provided further that the property or assets so acquired do not constitute Replacement Assets or otherwise constitute a replacement of all or part of the Collateral;

                  (p) Liens on assets or property existing at the time of acquisition thereof by the Company or a Subsidiary of the Company after the Issue Date and not incurred as a result of (or in connection with or in anticipation of) such acquisition; provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company (other than the property or assets so acquired); and provided further that the property or assets so acquired do not constitute Replacement Assets or otherwise constitute a replacement of all or part of the Collateral;

                  (q) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses (j), (o) or (p), provided that (i) no such replacement, extension or renewal Lien extends to or covers any property or assets of the Company or any of its Subsidiaries other than the property or assets covered by the predecessor Lien and (ii) to the extent that any such predecessor Lien secures Indebtedness, the principal amount of Indebtedness secured by such replacement, extension or renewal Lien shall not be increased;

                  (r) restrictions on the sale, assignment, transfer, mortgage, pledge, hypothecation, encumbrance or change of legal or beneficial ownership with respect to any Common Stock of New CF&I arising pursuant to the New CF&I Stockholders Agreement (provided that, in the case of any amendment, supplement or modification of the New CF&I Stockholders Agreement entered into after the Issue Date, the restrictions thereunder are no more restrictive to the Company and New CF&I than those in the New CF&I Stockholders Agreement as in effect on the Issue
         Date);

                  (s) Liens on property (other than Collateral) created by the Standing Letter of Credit Agreement dated March 15, 1995 from the Company to Banca Nazionale de Lavoro ("BNL") as in effect on the Issue Date or any amendment to or replacement of such agreement which is not prohibited by and does not violate any covenant in this Indenture, in each case securing Indebtedness or letters of credit in an aggregate principal amount not to exceed $4,000,000 at any time outstanding, provided that the Liens arising under any such amendment or replacement encumber only the same types of property and assets encumbered by the Liens created by such agreement as in effect on the Issue Date and such amendment or replacement is otherwise no less favorable to Holders of the Securities than such agreement as in effect on the Issue Date; and

         (t) Liens upon specific items of property securing obligations of the Company or a Subsidiary of the Company in respect of a commercial letter of credit issued by a financial institution in favor of the seller or supplier of such property; provided that (i) such letter of credit is issued to facilitate the purchase of such property by, and shipment of such property to, the Company or any Subsidiary of the Company in the ordinary course of its business, (ii) such letter of credit is payable against delivery to the relevant financial institution of appropriate documents, (iii) such Lien and letter of credit (and all obligations of the Company and any Subsidiaries of the Company in respect thereof) shall be terminated at or prior to the time that such property is delivered to the premises of the Company or a Subsidiary of the Company and, in any event, no later than 365 days after the issuance of such letter of credit, (iv) such letter of credit is not issued in respect of liabilities for borrowed money, obligations evidenced by bonds, notes, debentures or other instruments, Capital Leases or guarantees in respect of any of the foregoing, and (v) such Lien does not extend to or cover any property or assets other than the specific items of property to be purchased by and shipped to the Company or a Subsidiary of the Company as aforesaid (together with proceeds of such property) and the aggregate amount payable by the Company or any of its Subsidiaries in respect of such letter of credit shall not exceed 100% of the cost of such property (plus interest, freight, insurance and customary expenses).

                  "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Place of Payment" means (i) the Borough of Manhattan, The City of New York and (ii) such other places where the Company may maintain an office or agency in accordance with Section 4.02 where Securities may be presented or surrendered for payment; provided that, for purposes of payment of interest and principal on any Global Security for which the Depositary is The Depository Trust Company, the Place of Payment with respect to such Global Note shall be deemed to be the Borough of Manhattan, The City of New York.

                  "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Preferred Stock" means, with respect to any person, any Capital Stock of such person of any class or series (however designated) that ranks prior, as to payment of dividends or distributions or as to distributions upon voluntary or involuntary liquidation, dissolution or winding up, to shares of Capital Stock of any other class or series of such person. For purposes of this definition, the term "Capital Stock" shall not include rights, warrants, or options.

                  "principal" means, with respect to any debt security (including, without limitation, the Securities), the principal of the security plus, when applicable, the premium, if any, on the security. The fact that there may be references in this Indenture to the "principal of and premium, if any, on" any security (including, without limitation, the Securities) shall not limit or be construed to limit the effect of the foregoing definition.

                  "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Final Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Final Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Final Maturity Date. Notwithstanding the foregoing, to the extent that any Common Stock of New CF&I is either (i) subject to the terms of the New CF&I Stockholders Agreement as in effect on the Issue Date or (ii) subject to the terms of any similar instrument or agreement (including any amendment, supplement or restatement to the New CF&I Stockholders Agreement) which provides for repurchase or redemption of such Common Stock by the Company or New CF&I on terms no less favorable to the Company and New CF&I than those set forth in the New CF&I Stockholders Agreement as in effect on the Issue Date, then such Common Stock of New CF&I shall not be deemed Redeemable Capital Stock solely by virtue of being subject to the New CF&I Stockholders Agreement or such other instrument or agreement.

                  "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

                  "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

                  "Registrar" shall have the meaning set forth in Section 2.03.

                  "Replacement Assets" shall have the meaning set forth in
Section 4.13.

                  "Released Interests" shall have the meaning set forth in
Section 11.05.

                  "Released Trust Moneys" shall have the meaning set forth in
Section 12.04.

                  "Restricted Payment" shall have the meaning set forth in
Section 4.09.

                  "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset; provided that the term Sale-Leaseback Transaction shall not include any such transaction pursuant to which CF&I shall sell or transfer any of the water rights and related water system owned by it on the Issue Date in conjunction with an agreement or other arrangement pursuant to which CF&I receives the right to purchase or receive water represented by any portion of the water rights so sold or transferred (it being understood that this proviso shall not prevent any such sale or transfer of water rights or water system from constituting an Asset Sale). The Stated Maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

                  "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

                  "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Security Agreement" means a security agreement, substantially in the form attached as Exhibit B to this Indenture (including such changes to such form as may be necessary or desirable to conform to applicable laws in the jurisdiction or jurisdictions whose laws are applicable to the Lien created by such agreement), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such instrument or this Indenture.

                  "Security Documents" means collectively, (i) the Mortgages executed by the Company and CF&I, (ii) the Security Agreements executed by the Company, New CF&I and CF&I, (iii) all other Mortgages or Security Agreements executed after the Issue Date by the Company or any Guarantor, and (iv) all other mortgages, deeds of trust, security agreements, pledge agreements, or other similar agreements evidencing or creating any Lien on Collateral in favor of the Trustee (or, in the case of mortgages, deeds of trust or similar agreements, in favor of the Trustee or another trustee thereunder), for the benefit of the Holders of the Securities, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of such instrument and this Indenture.

                  "S&P" means Standard & Poor's Corporation, and its successors.

                  "Specifically Secured Construction Contract" shall mean any contract, agreement or other obligation in favor of the Company or any Guarantor relating to the provision by any other person of labor and/or materials in respect of the alteration, renovation or construction of all or any part of any buildings, structures or improvements in connection with the Combination Mill.

                  "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor which is expressly subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

                  "Subsidiary" means, with respect to any person, (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (b) any other person (other than a corporation), including, without limitation, a joint venture, limited partnership or general partnership, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, owns more than 50% of the outstanding shares, interests, participations or other equivalents in the equity interest (however designated) in such person. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under this Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under this Indenture, accompanied by an Officers' Certificate as to compliance with this Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness under the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such Indebtedness), (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture and (iii) such Unrestricted Subsidiary shall have entered into a supplemental indenture pursuant to which it shall have become a Guarantor and complied with the other obligations described under Section 4.17. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

                  "Surviving Entity" shall have the meaning set forth in Section 5.01.

                  "Surviving Person" shall have the meaning set forth in Section 10.03.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. CodeSectionSection77aaa-77bbbb) as in effect on the Issue Date.

                  "Title Policy" shall have the meaning set forth in Section 11.02(c).

                  "Trust Moneys" means all cash and Cash Equivalents received by the Trustee (i) upon the release of Collateral from the Lien of this Indenture and/or the Security Documents, including all Collateral Proceeds (and amounts deemed, pursuant to this Indenture, to constitute Collateral Proceeds) and all moneys received in respect of the principal of all purchase money, governmental and other obligations; (ii) as Net Proceeds and Net Awards (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); (iii) pursuant to the Security Documents; (iv) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; (v) which constitute Collateral Proceeds or are deemed pursuant to this Indenture to constitute Collateral Proceeds from any transaction which results in a Guarantor being released from its Guarantee pursuant to this Indenture; or (vi) for application as provided in the relevant provisions of this Indenture or any Security Document or whose disposition is not otherwise specifically provided for in this Indenture or in any Security Document; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to
Section 3.05, Section 4.12 or Article Eight or delivered to or received by the Trustee pursuant to Section 6.10 hereof.

                  "Trust Moneys Release Notice" shall have the meaning set forth in Section 12.04.

                  "Trust Officer" means any officer in the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

                  "Unrestricted Subsidiary" means (a) Camrose, CPC, Oregon Steel Mills International, Inc., a U.S. Virgin Islands corporation, Oregon Steel de Guayana, Inc., a Delaware corporation, OSM Glassification, Inc., an Oregon corporation, Colorado & Wyoming Railway Company, a Delaware corporation, and The Union Ditch & Water Company, a Colorado corporation and (b) any other Subsidiary of the Company established or acquired after the Issue Date (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.09 hereof, (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only NonRecourse Indebtedness, (iii) which has no Indebtedness other than Non-Recourse Indebtedness, (iv) which is not a Guarantor and does not own, directly or indirectly, any Capital Stock of a Guarantor and (v) which the Company designates as an Unrestricted Subsidiary by written notice delivered to the Trustee at the time such Unrestricted Subsidiary is established or acquired, accompanied by an Officers' Certificate to the effect that such designation complies with this Indenture. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (x) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with Section 4.09) and (y) no default with respect to such Indebtedness (including any rights which holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "U.S. Government Obligations" shall have the meaning set forth in Section 8.02.

                  "Valuation Date" shall have the meaning set forth in Section 11.05.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company, by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company. For purposes of this definition
(a) any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary and (b) the limited partnership interests in CF&I and the Common Stock of New CF&I owned by persons other than the Company and its Subsidiaries on the Issue Date likewise shall be disregarded in determining ownership of such Subsidiaries (it being understood that any increase in the capital account of a limited partner of CF&I pursuant to the terms of the CF&I Partnership Agreement shall not, in and of itself, cause such limited partnership interest not to qualify under this clause (b)). For purposes of the foregoing definition, neither CF&I nor New CF&I shall be deemed not to be a Wholly-Owned Subsidiary of the Company solely by virtue of any sale, transfer or assignment after the Issue Date of any limited partnership interests or Common Stock referred to in clause
(b) of the preceding sentence (including, without limitation, by admission of additional limited partners to CF&I), so long as such sale, transfer or assignment is otherwise made in compliance with the provisions of this Indenture.

                  Section 1.02. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities and the Guarantees;

                  "indenture security holder" means a Securityholder or Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities or the Guarantees, if any.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

                  Section 1.03.  Rules of Construction.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  1. a term has the meaning assigned to it;

                  2. words in the singular include the plural, and words in the plural include the singular;

                  3. "or" is not exclusive;

                  4. provisions apply to successive events and transactions;

                  5. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  6. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  7. all references to $ or dollars shall refer to the lawful currency of the United States of America.


                                   ARTICLE TWO

                                 THE SECURITIES

                  Section 2.01.  Forms and Dating.

                  The Securities (including Global Securities) and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers of the Company executing such Securities, as evidenced by their execution thereof. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

                  If so provided in a Company Order pursuant to Section 2.02, the Securities shall be issued under this Indenture in the form of Global Securities. In such case, The Depository Trust Company shall be the initial Depositary for such Global Securities. Global Securities will be registered in the name of the Depositary or a nominee of the Depositary.

                  The definitive Securities and the Guarantees shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the form of the Securities and the Guarantees annexed hereto as Exhibit A and, in the case of the CF&I Note, Exhibit E shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Section 2.02.  Execution and Authentication.

                  One Officer of the Company shall execute the Securities on behalf of the Company by either manual or facsimile signature under the Company's seal (which may be a facsimile of the genuine seal), attested by the manual or facsimile signature of any other Officer of the Company. The Company's seal (or a facsimile thereof) shall be impressed, affixed, imprinted or reproduced on the Securities. Typographical and other minor errors and defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

                  If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized officer of the Trustee (so long as Chemical Bank is the Trustee) or an authorized signatory (in case any other person is serving as Trustee) manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $235,000,000 upon receipt of a Company Order directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $235,000,000, except as provided in Section 2.07.

                  The Company Order directing the authentication and delivery of Securities shall specify whether such Securities shall be issued in the form of definitive Securities or Global Securities. If the Company Order specifies that the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and such Company Order, authenticate and deliver one or more Global Securities in definitive form that:

                           (a) shall represent and shall be denominated in an
                  amount equal to the aggregate principal amount of the Securities,

                           (b) shall be registered in the name of the Depositary
                  or a nominee of such Depositary,

                           (c) shall, at the instruction of the Company, be
                  delivered by the Trustee to the Depositary or held by the Trustee on behalf of the Depositary, and

                           (d) shall include and bear a legend substantially to
                  the effect that unless and until it is exchanged in whole or in part for definitive Securities, such Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  The Depositary must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                  With the prior written approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

                  Section 2.03.  Registrar and Paying Agent.

                  The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for payment of principal and interest (the "Paying Agent") and an office or agency (which shall be located in the Borough of Manhattan, the City of New York, State of New York) where notices and demands to or upon the Company and the Guarantors in respect of the Securities, the Guarantees and this Indenture may be served, and the Company may from time to time designate one or more other offices or agencies for any such purposes as provided in Section
4.02. The Registrar shall keep a register of the Securities and of their transfer and exchange. At the option of the Company, interest may be paid by check mailed to the persons entitled thereto as shown on such register. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Registrar or Paying Agent or agent for service of notices and demand. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

                  Section 2.04.  Paying Agent To Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such money has been distributed to it by the Company, any Guarantor or any other obligor on the Securities or the Guarantees), and the Company (or any other obligor on the Securities or the Guarantees) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities or the Guarantees) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Securities or any Guarantees) shall have no further liability for the money so paid over to the Trustee.

                  Section 2.05.  Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

                  Section 2.06. Registration, Registration of Transfer and Exchange.

                  Subject to the provisions of this Section 2.06, upon surrender for registration of transfer of any Security at any office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding with the Guarantees duly endorsed thereon and executed by each Guarantor.

                  Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for definitive Securities, a Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  Subject to the provisions of this Section 2.06, at the option of the Holder, Securities may be exchanged for other Securities, of any authorized denomination or denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any office or agency of the Company designated pursuant to Section 4.02. Whenever any such Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive with the Guarantees duly endorsed thereon and executed by each Guarantor.

                  If (i) the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 60 days of the date the Company is so informed in writing or becomes aware of the same, or (ii) an Event of Default has occurred and is continuing, the Company promptly will execute and deliver to the Trustee definitive Securities (and the Guarantors will execute and deliver the Guarantees endorsed thereon), and the Trustee, upon receipt of a Company Order for the authentication and delivery of such definitive Securities (which the Company will promptly execute and deliver to the Trustee), will authenticate and deliver definitive Securities, without charge, in an aggregate principal amount equal to the principal amount of the Outstanding Global Securities, in exchange for all such Global Securities. However, prior to the issuance of definitive Securities in exchange for Global Securities pursuant to clause (ii) of the preceding sentence, the Trustee shall promptly consult with local counsel, selected by the Trustee (and the Company shall pay the fees or disbursements of such counsel), in the jurisdictions in which any real property (or interests therein), buildings, improvements or fixtures covered by a Mortgage are located and if any such counsel shall advise the Trustee that the Trustee will or may be required to own, deliver or present certificates evidencing the Securities in order to foreclose upon, sell or otherwise exercise its rights or remedies with respect to, or to release, any such Collateral, then no definitive Securities shall be issued until (i) such requirements to own, deliver or present Securities shall have been satisfied or (ii) holders of at least a majority in aggregate principal amount of the outstanding Securities shall have directed the Trustee to issue definitive Securities. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee.

                  In any exchange provided for in the preceding paragraph, the Company will execute and the Trustee will authenticate and deliver definitive Securities in the authorized denominations provided by Section 2.01.

                  Upon the exchange of a Global Security for definitive Securities, such Global Security shall be cancelled by the Trustee. Definitive Securities issued in exchange for Global Securities pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar or a co-Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or a co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges or transfers pursuant to Sections 2.07, 2.10, 3.06, 4.12, 4.13 or 9.05, or of Global Securities for definitive Securities pursuant to this Section
2.06. The Trustee shall not be required to exchange or register a transfer of any Security for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

                  Section 2.07.  Replacement Securities.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and disbursements of counsel. Every replacement Security is an additional obligation of the Company and the Guarantors.

                  The provisions of this Section 2.07 are (to the extent permitted by law) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Securities.

                  Section 2.08.  Outstanding Securities.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

                  If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash designated and set aside for and sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such cash to the Holders of such Securities pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

                  Section 2.09.  Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

                  Section 2.10.  Temporary Securities.

                  Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

                  Section 2.11.  Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any of its Affiliates shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

                  Section 2.12.  Defaulted Interest.

                  If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing provisions of this Section 2.12, defaulted interest may also be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

                  Section 2.13.  CUSIP Number.

                  The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

                  Section 2.14.  Deposit of Moneys.

                  On or before each Interest Payment Date, Change of Control Purchase Date, Asset Sale Purchase Date and Maturity Date, the Company shall deposit or cause to be deposited with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Change of Control Purchase Date, Asset Sale Purchase Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit timely payment to the Holders on such Interest Payment Date, Change of Control Purchase Date, Asset Sale Purchase Date or Maturity Date, as the case may be.

                                  ARTICLE THREE

                            REDEMPTION OF SECURITIES

                  Section 3.01.  Notices to the Trustee.

                  If the Company elects to redeem Securities pursuant to Paragraph 2(a) of the Securities, it shall notify the Trustee of the Redemption Date and principal amount of Securities to be redeemed.

                  The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Securities, of any redemption at least 45 days before the Redemption Date.

                  Section 3.02.  Selection of Securities To Be Redeemed.

                  In the event that less than all of the Securities are to be redeemed at any time, selection of the particular Securities or portions thereof for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities shall be redeemed except in a principal amount of $1,000 or an integral multiple of $1,000.

                  The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  Section 3.03.  Notice of Redemption.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the list of Holders of Securities maintained by the Registrar.

                  All notices of redemption shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (c) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price and accrued interest, if any, upon surrender to the Paying Agent of the Securities redeemed;

                  (d) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

                  (f) the CUSIP number, if any, relating to such Securities, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

                  (g) the paragraph of the Securities pursuant to which the Securities are being redeemed.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

                  Section 3.04.  Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

                  Section 3.05.  Deposit of Redemption Price.

                  On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest on the Securities (or portions thereof) called for redemption to the Redemption Date, interest on the Securities (or portions thereof) to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the interest rate borne by the Securities.

                  Section 3.06.  Securities Redeemed or Purchased in Part.

                  Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities with a Guarantee duly endorsed thereon and executed by each Guarantor, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the principal of the Security so surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

                  Section 4.01.  Payment of Securities.

                  The Company will pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money, in immediately available funds, designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

                  The Company will pay interest on overdue principal at the rate of interest borne by the Securities and in the manner provided in the Securities and this Indenture; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

                  Section 4.02.  Maintenance of Office or Agency.

                  The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company and the Guarantors in respect of the Securities, the Guarantees and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 13.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company initially appoints the Trustee at its Corporate Trust Office as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities, the Guarantees and this Indenture.

                  Section 4.03.  Corporate Existence.

                  Subject to Article Five and Section 10.03, the Company shall do or cause to be done all things necessary to, and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership, as the case may be, existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that (a) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (b) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

                  Section 4.04.  Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that, except as otherwise provided herein or in any Security Document, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision for the payment thereof has been made or where the failure to effect such payment or discharge is not adverse in any material respect to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

                  Section 4.05. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.

                  (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

                  (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance (other than with respect to any environmental impairment liability insurance not commercially available) to such extent and against such hazards and liabilities as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

                  (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.

                  (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

                  (e) Nothing in this Section 4.05 shall be deemed to limit any obligations of the Company or any Guarantor under any of the Security Documents.

                  Section 4.06.  Compliance Certificate.

                  (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company and each Guarantor shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer (which, in the case of any Guarantor which is a partnership, shall be the principal executive, financial or accounting officer of a direct corporate general partner (or, if there is no such direct corporate general partner, of an indirect corporate general partner) of such partnership or, if there is no such direct or indirect corporate general partner, by any individual performing similar duties on behalf of such partnership) as to his or her knowledge of the Company's or such Guarantor's, as the case may be, compliance with all conditions and covenants under this Indenture and the Security Agreements, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

                  (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the form of Securities as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

                  (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  Section 4.07.  SEC Reports.

                  The Company shall file with the SEC the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA Section 314(a), the Company, at its expense, shall file with the Trustee and provide to each Holder, within 15 days after it files them with the SEC (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing), copies of such reports and documents (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is (or would have been) required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). In addition, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the list of Holders of Securities maintained by the Registrar. In addition, the Company will cause the Guarantors to file with the SEC the annual reports, quarterly reports and other documents required to be filed by them pursuant to Sections 13 and 15 of the Exchange Act and, at the Company's expense, to file with the Trustee, within 15 days after filing them with the SEC, copies of such reports and documents which the Guarantors are required to file with the SEC, and to comply, to the extent required, with the provisions of TIA Section 314(a). So long as any of the Securities are evidenced by Global Securities, the Company also agrees to promptly mail copies of any such reports and documents filed by the Company or any Guarantor with the Trustee as aforesaid to any beneficial owner of Securities upon written request by such beneficial owner.

                  Section 4.08.  Limitation on Indebtedness.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company or any of its Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if (a) at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to (i) in the case of Indebtedness incurred prior to June +, 1998, 2 to 1 and (ii) in the case of Indebtedness incurred on or after June +, 1998, 2.5 to 1, (b) such Indebtedness has no scheduled principal payment prior to the 123rd day after the Final Maturity Date and (c) no Default or Event of Default shall have occurred and shall be continuing at the time of such incurrence or would result as a consequence of such incurrence.

                  Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

                  (a) Indebtedness of the Company under this Indenture or evidenced by the Securities and Indebtedness of any Guarantor evidenced by its Guarantee;

                  (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date (other than Indebtedness under, or guarantees of Indebtedness under, the Old Credit Agreement);

                  (c) Indebtedness of the Company under the Credit Agreement in an aggregate principal amount at any one time outstanding not exceeding the greater of (x) $125,000,000 and (y) the sum of 50% of the amount of inventory and 80% of the amount of accounts receivable of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less in the case of each of clause (x) and (y) the aggregate amount of Indebtedness under the Credit Agreement which has been repaid with the Net Cash Proceeds of Asset Sales; and the guarantee by any Subsidiary of Indebtedness of the Company incurred in compliance with this subparagraph;

                  (d) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and
         (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (A) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this Section 4.08 and (B) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate, provided that, notwithstanding the foregoing provisions of this clause (B), the Company and its Subsidiaries may also enter into Interest Rate Protection Obligations relating to Indebtedness which they anticipate will be incurred so long as (x) the aggregate notional principal amount of such Interest Rate Protection Obligations does not exceed the lesser of $50,000,000 and the aggregate principal amount of Indebtedness they anticipate will be incurred, and (y) such Interest Rate Protection Obligations are treated as a hedge under GAAP and otherwise comply with the other provisions of this subparagraph (d);

                  (e) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or another Wholly-Owned Subsidiary, in each case which is unsecured and is not subordinated in right of payment to any Indebtedness of such Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Wholly-Owned Subsidiary (other than to the Company or to a Wholly-Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of this Section 4.08;

                  (f) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities except that (i) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Company (other than to another Wholly-Owned Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this Section 4.08;

                  (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

                  (i) Indebtedness (including Indebtedness represented by letters of credit) incurred in respect of bid or performance bonds provided in the ordinary course of business;

                  (j) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business or which letters of credit were otherwise issued in the ordinary course of business and not in connection with or in respect of liabilities for borrowed money, obligations evidenced by bonds, notes, debentures or other similar instruments, Capital Leases or guarantees in respect thereof;

                  (k) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (j) above and (l) below, in an aggregate principal amount outstanding at any time not exceeding $30,000,000;

                  (l) unsecured Indebtedness of CF&I evidenced by any promissory note which CF&I is required to deliver to one of its limited partners pursuant to Section 7.1 of the CF&I Partnership Agreement (as in effect on the Issue Date) or incurred pursuant to Section 7.3-2(ii)(2) of the CF&I Partnership Agreement (as in effect on the Issue Date) to finance a shortfall in a required cash distribution to a limited partner of CF&I;

                  (m) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Subsidiaries and
         (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary, in each case other than (I) Indebtedness under (or guarantees of Indebtedness under) the Old Credit Agreement or any other Indebtedness refinanced, redeemed or retired with the proceeds from the sale of the Securities or from the Common Stock Offering and (II) Indebtedness under clause (c), (d),
         (e), (f), (g), (h), (i), (j), (k) or (l) of this covenant; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (m) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by the Company or a Guarantor pursuant to this clause (m) to refinance Subordinated Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 123rd day after the Final Maturity Date,
         (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (C) is subordinated to the Securities or to the Guarantee of such Guarantor, as the case may be, in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Securities or to the Guarantee of such Guarantor, as the case may be, and (z) in the case of Indebtedness incurred by the Company or a Guarantor pursuant to this clause (m) to refinance Pari Passu Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 123rd day after the Final Maturity Date, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

                  Section 4.09.  Limitation on Restricted Payments.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                  (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (1) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (2) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company, (3) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Capital Stock of such Subsidiary on a pro rata basis and (4) the declaration or payment of distributions by CF&I to holders of its limited and general partnership interests in accordance with the terms of the CF&I Partnership Agreement as in effect on the Issue Date),

                  (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Subsidiary of the Company which is a Guarantor),

                  (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness (other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company which is a Guarantor and other than any such Pari Passu Indebtedness under the Credit Agreement), or

                  (d) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (i) no Default or Event of Default shall have occurred and be continuing, (ii) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) and (iii) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (x) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (y) the aggregate net cash proceeds received by the Company either (A) as capital contributions to the Company after the Issue Date from any person (other than a Subsidiary or an Unrestricted Subsidiary of the Company) or (B) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock and excluding shares of Common Stock (including any shares issued upon exercise of the underwriters' over-allotment option) issued in the Common Stock Offering, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary or an Unrestricted Subsidiary of the Company) after the Issue Date plus (z) in the case of the disposition or repayment of any Investment which was made after the Issue Date and which constituted a Restricted Payment (excluding any Investment described in clause
(v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause (iii)(y), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof.

                  None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary or an Unrestricted Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock and other than shares of Common Stock (including any shares issued upon exercise of the underwriters' over-allotment option) issued in the Common Stock Offering) of the Company to any person (other than to a Subsidiary or an Unrestricted Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(y) of the preceding paragraph;
(iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary or an Unrestricted Subsidiary of the Company) or (y) issue and sale of (A) Capital Stock (other than Redeemable Capital Stock and other than shares of Common Stock (including any shares issued upon exercise of the underwriters' over-allotment option) issued in the Common Stock Offering) of the Company to any person (other than to a Subsidiary or an Unrestricted Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(y) of the preceding paragraph; or (B) Indebtedness of the Company issued to any person

(other than to a Subsidiary or an Unrestricted Subsidiary of the Company) so long as such Indebtedness is Subordinated Indebtedness which (1) has no Stated Maturity earlier than the 123rd day after the Final Maturity Date, (2) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securities and (3) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary or an Unrestricted Subsidiary of the Company) or (y) issue and sale of (A) Capital Stock (other than Redeemable Capital Stock and other than shares of Common Stock (including any shares issued upon exercise of the underwriters' over-allotment option) issued in the Common Stock Offering) of the Company to any person (other than to a Subsidiary or an Unrestricted Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(y) of the preceding paragraph; or (B) Indebtedness of the Company issued to any person (other than a Subsidiary or an Unrestricted Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (1) has no Stated Maturity earlier than the 123rd day after the Final Maturity Date and (2) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securities; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.13; (vi) so long as no Default or Event of Default shall have occurred and be continuing at the time of any payment pursuant to this clause
(vi) or would result as a consequence thereof, the payment of dividends on the Company's Common Stock after the Issue Date in an aggregate amount not to exceed $25,000,000; and (vii) application of the net proceeds from the issuance and sale of the Securities and from the issuance and sale of Common Stock of the Company in the Common Stock Offering to repay Indebtedness under the Old Credit Agreement. In computing the amount of Restricted Payments previously made for purposes of clause (iii) of the preceding paragraph, Restricted Payments made under the preceding clause (v) shall be included and clauses (i), (ii), (iii),
(iv), (vi) and (vii) shall not be so included.

                  In addition, none of the foregoing provisions will prohibit the Company or any of its Subsidiaries from continuing to own any Investment which it owned on the Issue Date.

                  Section 4.10. Limitation on Issuances and Sale of Capital Stock by Subsidiaries.

                  The Company (a) will not permit any of its Subsidiaries to issue any Capital Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company which is a Guarantor) and (b) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company which is a Guarantor) to own any Capital Stock of any Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (i) all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company owned by the Company and its Subsidiaries in compliance with the other provisions of this Indenture (including, without limitation, Sections 4.13 and 10.04) or (ii) directors' qualifying shares or investments by foreign nationals mandated by applicable law; and provided further that clause (b) of this Section 4.10 shall not apply to any Capital Stock of CF&I or New CF&I which, on the Issue Date, was not owned by the Company or a Wholly-Owned Subsidiary of the Company which is a Guarantor, so long as there is no increase in the percentage of the outstanding Capital Stock of CF&I or New CF&I which is owned by persons other than the Company and its Wholly-Owned Subsidiaries which are Guarantors (it being understood that an increase in the capital account of a limited partner of CF&I pursuant to the terms of the CF&I Partnership Agreement shall not be deemed, in and of itself, to be an increase in the percentage of CF&I's Capital Stock owned by persons other than the Company and its Wholly-Owned Subsidiaries which are Guarantors).

                  Section 4.11.  Limitation on Liens.

                  The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) against or upon (a) any item of Collateral (whether owned on the Issue Date or thereafter acquired) or any proceeds therefrom or (b) any other property or assets (including, without limitation, Intercompany Indebtedness and Capital Stock) of the Company or any of its Subsidiaries (whether owned on the Issue Date or thereafter acquired) or any proceeds therefrom, unless, solely in the case of Liens on property or assets referred to in this clause (b) or proceeds therefrom (i) in the case of Liens securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured.

                  Section 4.12.  Change of Control.

                  Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall make an offer to purchase (a "Change of Control Offer") on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control Date, all of the then outstanding Securities at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

                  Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent, the copy mailed to the Trustee to be accompanied by an Officers' Certificate stating that a Change of Control has occurred and that the Company is required to make a Change of Control Offer. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                  (a) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

                  (b) the Change of Control Purchase Price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date and time on which the Change of Control Offer expires;

                  (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                  (d) that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender such Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security duly completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                  (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a facsimile transmission or letter (which may be delivered by mail, air courier, hand delivery or otherwise) setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

                  (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (h) the instructions that Holders must follow in order to tender their Securities; and

                  (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

                  Notwithstanding the foregoing paragraph, as long as any Securities are evidenced by Global Securities, (i) Securities may be tendered or surrendered for payment upon a Change of Control Offer, tendered Securities may be withdrawn, and letters of transmittal (or electronic messages in lieu thereof) may be completed and delivered, in accordance with the then current procedures of the Depositary (and the Company shall appropriately amend the notice described in the preceding paragraph to incorporate a description of such procedures) and (ii) the Company shall otherwise comply with the then current rules and procedures of the Depositary in connection with such Change of Control Offer.

                  On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the Change of Control Purchase Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to each such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holders thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

                  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Securities as described above. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with such applicable securities laws and regulations and shall not be deemed by virtue thereof to have breached its obligations under this Section 4.12.

                  Section 4.13.  Disposition of Proceeds of Asset Sales.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Capital Stock or other property or assets sold or otherwise disposed of, (ii) at least 85% of such consideration consists of cash or Cash Equivalents, (iii) if such Asset Sale involves Collateral, it shall be in compliance with the provisions of Article Eleven of this Indenture and (iv) the Company or such Subsidiary, as the case may be, shall apply such Net Cash Proceeds within 365 days of such Asset Sale as provided in the immediately succeeding paragraph.

                  Any such Net Cash Proceeds shall be applied within 365 days of the related Asset Sale as follows:

                     (i) to the extent that such Net Cash Proceeds are derived from property or assets (including Capital Stock) which do not constitute Collateral or are not deemed (pursuant to the provisions of this Section 4.13 set forth below) to constitute Collateral Proceeds ("Non-Collateral Proceeds"), such Non-

         Collateral Proceeds may, at the option of the Company, be applied to repay Indebtedness outstanding under the Credit Agreement; and

                    (ii) with respect to any Net Cash Proceeds derived from property or assets which constitute Collateral ("Collateral Proceeds") or derived from a transaction as a result of which a Guarantor is released from its Guarantee as provided in Section 10.04 and which (pursuant to the provisions of this Section 4.13 set forth below) are deemed to be Collateral Proceeds, and with respect to any Non-Collateral Proceeds remaining after application as described in subparagraph (i) above (all such Collateral Proceeds, together with any such remaining Non-Collateral Proceeds being hereinafter called, collectively, the "Available Amount") shall be applied, if the Company so elects, to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); provided that any Replacement Assets acquired with any such Collateral Proceeds or amounts deemed to constitute Collateral Proceeds (A) shall be owned by the Company or a Guarantor and shall not be subject to any Liens except as expressly permitted by this Indenture and the Security Documents (and the Company or such Guarantor, as the case may be, shall execute and deliver to the Trustee such Security Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee (or, in the case of Replacement Assets subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the Holders of the Securities, securing its obligations under the Securities or its Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property); and (B) shall not include any Bank Collateral, Excluded Intangibles, Excluded Securities or Excluded Assets.

Any portion of the Available Amount that is not used as described in subparagraph (i) or (ii) above within such 365 day period shall constitute "Excess Proceeds" subject to disposition as provided in paragraph (b) below.

                  (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer") from all Holders of the Securities, on a date not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum aggregate principal amount (expressed as a multiple of $1,000) of the outstanding Securities that may be purchased with such Excess Proceeds, at a price, payable in cash, equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price"). To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the maximum aggregate principal amount which may be purchased with such Excess Proceeds, any such remaining Excess Proceeds will be retained by the Company, free and clear of the Lien of this Indenture and the Security Documents. If the aggregate principal amount of Securities validly tendered and not withdrawn by Holders thereof exceeds the maximum aggregate principal amount which may be purchased with such Excess Proceeds, Securities to be purchased will be selected on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

                  (c) All Collateral Proceeds and amounts which, pursuant to the provisions described below, are deemed to be Collateral Proceeds shall, pending their application in accordance with this Section 4.13 or the release thereof in accordance with the provisions of this Section 4.13 or Article Twelve hereof, be deposited as Trust Moneys in the Collateral Account under this Indenture. Such Collateral Proceeds shall be invested by the Trustee in Cash Equivalents pursuant to a Company Order given in accordance with Section 12.06 hereof; provided, however, that in no event shall the Company specify a maturity date later than the Asset Sale Purchase Date. Such Company Order shall be accompanied by an Officers' Certificate of the Company setting forth (i) a statement to the effect that the Company or a Subsidiary of the Company has made an Asset Sale and (ii) if applicable, the aggregate principal amount of Securities offered to be purchased and the basis of calculation in determining such aggregate principal amount.

                  (d) In the event that the Company shall, in any transaction or series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of substantially all (but not all) of its properties and assets as an entirety in a transaction permitted under the terms of Section 5.01 hereof, or if the Company shall cause or permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of substantially all (but not all) of the properties and assets of the Company or of the Company and its Subsidiaries (taken as a whole) in a transaction permitted under the terms of Section 5.01 hereof, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.13 and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale. The Fair Market Value of such properties and assets of the Company and its Subsidiaries deemed to be sold shall be deemed to be the Net Cash Proceeds for purposes of this Section 4.13. In the event that any Guarantor shall, in any transaction or series of transactions, sell, assign, convey, transfer, lease or otherwise dispose of substantially all (but not all) of its properties and assets in a transaction permitted under Section 10.03, the Surviving Person shall be deemed to have sold the properties and assets of such Guarantor not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. The Fair Market Value of such properties and assets of such Guarantor deemed to have been sold shall be deemed to be the Net Cash Proceeds for purposes of the Asset Sale provisions of this Indenture.

                  (e) In the event of a merger or consolidation of a Guarantor, sale of Capital Stock of a Guarantor, sale of property or assets of a Guarantor or other transactions as a result of which a Guarantor will be released from its Guarantee as provided in Section 10.04, then, anything in this Indenture to the contrary notwithstanding, (i) such transaction shall be deemed to be an Asset Sale and shall be subject to and shall only be made in compliance with the terms of this Section 4.13 and (ii) the Net Cash Proceeds of such transaction shall be allocated between Collateral Proceeds and Non-Collateral Proceeds as follows:
(A) such Net Cash Proceeds shall be multiplied by a fraction (1) the numerator of which is the Fair Market Value of the Collateral owned by such Guarantor and
(2) the denominator of which is the Fair Market Value of all property and assets (including Collateral) owned by such Guarantor, and the resulting amount shall be deemed Collateral Proceeds, and (B) the remainder of such Net Cash Proceeds shall be deemed Non-Collateral Proceeds.

                  (f) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent, the copy mailed to the Trustee to be accompanied by an Officers' Certificate stating that an Asset Sale has occurred and that the Company is required to make an Asset Sale Offer for the principal amount of Securities set forth in such certificate. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                    (i) that the Asset Sale Offer is being made pursuant to this
         Section 4.13 and the aggregate principal amount of Securities which the Company is offering to purchase thereby;

                   (ii) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date and time on which the Asset Sale Offer expires;

                  (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

                   (iv) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                    (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender such Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security duly completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

                   (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a facsimile transmission or letter (which may be delivered by mail, air courier, hand delivery or otherwise) setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

                  (vii) that if Securities in an aggregate principal amount in excess of the maximum aggregate principal amount which may be purchased with such Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Holders whose Securities have been tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                 (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

                  (ix) the instructions that Holders must follow in order to tender their Securities; and

                    (x) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

                  Notwithstanding the foregoing paragraph, as long as any Securities are evidenced by Global Securities, (i) Securities may be tendered or surrendered for payment upon an Asset Sale Offer, tendered Securities may be withdrawn, and letters of transmittal (or electronic messages in lieu thereof) may be completed and delivered, in accordance with the then current procedures of the Depositary (and the Company shall appropriately amend the notice described in the preceding paragraph to incorporate a description of such procedures) and (ii) the Company shall otherwise comply with the then current rules and procedures of the Depositary in connection with such Asset Sale Offer.

                  (h) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis (if necessary) as described in subparagraph (g)(vii) above, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to each such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holders thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the maximum aggregate principal amount of Securities which can be purchased with such Excess Proceeds, the Company may, by delivery to the Trustee of an Officers' Certificate to such effect, retain any such remaining Excess Proceeds, free and clear of the lien of this Indenture and the Security Documents. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

                  (i) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Securities as described above. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.13, the Company shall comply with such applicable securities laws and regulations and shall not be deemed by virtue thereof to have breached its obligations under this Section 4.13.

                  Section 4.14. Limitation on Transactions with Interested Persons.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company (other than an Affiliate which is a Subsidiary of the Company) or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the outstanding Common Stock of the Company or of any Subsidiary or Unrestricted Subsidiary of the Company ("Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $5,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,500,000, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by the Board of Directors of the Company; provided, however, that this Section
4.14 will not restrict the Company or any of its Subsidiaries from (i) paying dividends or making other distributions in respect of its Capital Stock permitted under Section 4.09, (ii) paying reasonable and customary fees to directors of the Company or any of its Subsidiaries who are not employees of the Company, (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $2,000,000 in the aggregate at any one time outstanding, (iv) making contributions of Common Stock of the Company to the Company's employee stock ownership plan or (v) making payments in the ordinary course of business to employees of the Company and its Subsidiaries and Unrestricted Subsidiaries pursuant to any profit participation plan or other employee compensation arrangements; and provided further that clauses (b) and
(c) of this Section 4.14 shall not be applicable with respect to transactions entered into in the ordinary course of business between the Company or any of its Subsidiaries, on the one hand, and Camrose, on the other hand, or between CF&I, on the one hand, and Nippon Steel Corp., Nissho Iwai American Corporation or any of their respective Affiliates, on the other hand and provided further that this Section 4.14 shall not be applicable to transactions pursuant to the terms of the new CF&I Stockholders Agreement or the CF&I Partnership Agreement or any similar agreement or instrument entered into after the Issue Date (provided that, in the case of any amendment, supplement or modification of the New CF&I Stockholders Agreement or the CF&I Partnership Agreement entered into after the Issue Date, or in the case of any similar instrument or agreement entered into after the Issue Date, the provisions thereof are no less favorable to the Company, New CF&I and CF&I than those in the New CF&I Stockholders Agreement or the CF&I Partnership Agreement, as the case may be, as in effect on the Issue Date).

                  Section 4.15. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any investment in, the Company or any other Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Securities or any Guarantors' ability to satisfy its obligations under this Indenture and its Guarantee, (iv) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vi) provisions contained in this Indenture, the Securities, the Guarantees, the Intercreditor Agreement or any Security Documents, (vii) (A) provisions contained in the Credit Agreement and in guarantees by CF&I and New CF&I permitted by this Indenture of the Company's obligations under the Credit Agreement, and in security agreements or similar documents permitted by this Indenture entered into by the Company, CF&I and New CF&I pledging Bank Collateral to secure their respective obligations thereunder (in each case as in effect on the Issue Date but only after giving effect to any amendments or restatements thereto which are entered into on or prior to the Issue Date), and provisions in permitted amendments and replacements thereof which are no less favorable to the holders of the Securities than those contained in the Credit Agreement or in any such guarantee or security agreement or similar document as in effect on the Issue Date (after giving effect to any amendments or restatements thereto entered into on or prior to the Issue Date), and (B) provisions contained in such additional guarantees of the Company's obligations under the Credit Agreement permitted by this Indenture and in such additional security agreements or similar documents permitted by this Indenture pledging Bank Collateral pursuant to the Credit Agreement which may be entered into after the Issue Date by other Subsidiaries of the Company (and in permitted amendments and replacements thereof) which in each case are no less favorable to the holders of the Securities than the provisions of the guarantees, security agreements or similar documents, as the case may be, referred to in clause (A) above (as in effect on the Issue Date but only after giving effect to any amendments or restatements thereto which are entered into on or prior to the Issue Date); (viii) provisions contained in other agreements or instruments relating to Indebtedness in effect on the Issue Date (as in effect on the Issue
Date) and provisions in amendments and permitted refinancings or replacements thereof which are no less favorable to the Holders of the Securities than those contained in the agreements or instruments so amended, refinanced or replaced (other than encumbrances or restrictions existing under or by reason of the Old Credit Agreement, the Old Pledge Agreements or the Old Security Agreements, except to the extent that the Old Security Agreements of the Company, New CF&I or CF&I shall have been amended or restated on or prior to the Issue Date in connection with the Credit Agreement Amendment and therefore are permitted pursuant to clause (vii) above); and (ix) encumbrances and restrictions under the CF&I Partnership Agreement and the New CF&I Stockholders Agreement (each as in effect on the Issue Date) and in any amendments thereto which are no less favorable to the Holders of the Securities than those contained in the agreement prior to such amendment.

                  Section 4.16.  Limitations on Sale-Leaseback Transactions.

                  The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions with respect to property which does not constitute Collateral and which property is acquired or constructed after the Issue Date, provided that
(a) after giving pro forma effect to the Indebtedness, if any, incurred in such Sale-Leaseback Transaction, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) and (b) such Sale-Leaseback Transaction complies with Section 4.13 above and the Net Cash Proceeds of such transaction are applied in accordance with Section 4.13 above.

                  Section 4.17. Additional Guarantors; Additional Security Documents.

                  The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, establish or acquire a new Subsidiary of the Company or such Subsidiary, as the case may be, unless either (A) such new Subsidiary is designated as an Unrestricted Subsidiary in accordance with the definition of the term "Unrestricted Subsidiary" herein or (B) (i) such new Subsidiary simultaneously executes and delivers a supplemental


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



indenture pursuant to which such new Subsidiary becomes a Guarantor and guarantees the obligations of the Company under the Securities on the same terms as the other Guarantors and also executes and delivers a written instrument pursuant to which it shall become a party to the Intercreditor Agreement; (ii) to the extent that such new Subsidiary owns (or thereafter acquires) any property or assets of the types which would constitute "Trust Property" (as such term is defined in the form of Mortgage attached as Exhibit C to this Indenture) (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage) or "Collateral" (as such term is defined in the form of Security Agreement attached as Exhibit B to this Indenture), such new Subsidiary shall execute and deliver to the Trustee such Security Documents as shall be necessary to cause such property and assets to become subject to a Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage), for the benefit of the Holders of the Securities, securing such new Subsidiary's obligations under its Guarantee and otherwise shall comply with the provisions of this Indenture applicable to AfterAcquired Property; and (iii) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that the establishment or acquisition of such new Subsidiary complies with this Indenture and that the supplemental indenture and any Security Documents entered into by such new Subsidiary comply with this Indenture. For purposes of this
Section 4.17, the designation of any Unrestricted Subsidiary as a Subsidiary shall be deemed to be the establishment of a new Subsidiary. The Company will not permit any Unrestricted Subsidiary to own any Capital Stock of a Guarantor.

                  Section 4.18.  Impairment of Security Interests.

                  The Company will not, and will not permit any of its Subsidiaries to, take or omit to take any action which action or omission could reasonably be expected to have the result of adversely affecting or impairing the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Securities, in the Collateral.

                  The Company will not, and will not permit any of its Subsidiaries to, grant to any person (other than the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Securities) any interest whatsoever in the Collateral except as expressly permitted by this Indenture, the Intercreditor Agreement and the Security Documents.

                  Section 4.19.  Limitation on Amendments to CF&I Agreements.

                  The Company will not, and will not permit any Subsidiary of the Company to, enter into or consent to any amendment, supplement, waiver or other modification of the CF&I Partnership Agreement or the New CF&I Stockholders Agreement which (i) in any manner would be adverse to the interests of the Holders of the Securities or the Trustee (it being understood that the admission by CF&I of one or more additional or substitute limited partners shall not be deemed adverse to the interests of the holders of the Securities or the Trustee so long as made in compliance with the other provisions of this Indenture) or (ii) in the case of the CF&I Partnership Agreement, would increase the amount of cash or other property distributable to, or the amount of profits allocated to, any limited partner of CF&I.

                  Section 4.20.  Waiver of Stay, Extension or Usury Laws.

                  The Company and each Guarantor each covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of or interest on the Securities as contemplated herein or in the Securities, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor each hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

                  Section 5.01.  When Company May Merge, etc.

                  The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (i) either (x) if the transaction or series of transactions is a merger, the Company shall be the surviving person of such merger, or (y) the person formed by such consolidation or into which the Company or such Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee and in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the due and punctual performance and observance of every covenant and obligation of this Indenture and the Securities on the part of the Company to be performed or observed (and such supplemental indenture shall also be executed by each Guarantor and shall further provide that each Guarantor confirms that its obligations under this Indenture, its Guarantee, the Intercreditor Agreement and its Security Documents remain in full force and effect), and shall expressly assume, by amendment, supplement or other appropriate instruments executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual performance and observance of all of the obligations of the Company under the Intercreditor Agreement and its Security Documents and, in the case of any such transaction involving such Subsidiary, all of the obligations of such Subsidiary under this Indenture, its Guarantee (including, in the case of CF&I, the CF&I Note), the Intercreditor Agreement and its Security Documents (and the Surviving Entity shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by the Company and, if applicable, such Subsidiary (in the case of a merger or consolidation) or on the Collateral transferred to the Surviving Entity (in the case of a transfer of assets), together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states); (ii) the Collateral owned by the Company and, in the case of any such transaction involving such Subsidiary, by such Subsidiary (in the case of a merger or consolidation) or the Collateral transferred to the Surviving Entity (in the case of a transfer of assets) shall (1) continue to constitute Collateral under this Indenture and the Security Documents, (2) shall be subject to the Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Securities and (3) shall not be subject to any Lien other than Liens expressly permitted by this Indenture and the Security Documents; (iii) the property and assets of the person which is merged or consolidated with or into the Company, to the extent that such property or assets are of the types which would constitute "Trust Property" (as defined in the form of Mortgage attached as an Exhibit C to this Indenture) (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage) or "Collateral" (as defined in the form of Security Agreement attached as an Exhibit B to this Indenture) shall be treated as After-Acquired Property and the Company or the Surviving Entity, as the case may be, shall take such action as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent specified in Section 11.01 (including delivery of such documents, Officers' Certificates and Opinions of Counsel as may be required by Section 11.01); (iv) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (x) no Default or Event


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



of Default shall have occurred and be continuing and (y) the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness under the terms of the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness); (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and (vi) the Company shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and any supplemental indenture, amendments, supplements or other instruments or agreements required by clause (i) or (iii) above complies with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with (except that such Opinion of Counsel need express no opinion as to the matters referred to in clause (ii)(3), (iv) or (v) above).

                  Section 5.02.  Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, in which the Company is not the continuing corporation, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Intercreditor Agreement, the relevant Security Documents and the Securities with the same effect as if such successor had been named as the Company herein and therein (and thereafter, except in the case of a lease, the predecessor corporation shall be released from all of its obligations hereunder and thereunder); provided, however, that solely for purposes of computing amounts described in subclause (iii) of the first paragraph of Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                   ARTICLE SIX

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 6.01.  Events of Default.

                  An "Event of Default" means any of the following events:

                  (a) default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

                  (b) default in the payment of an installment of interest on any of the Securities, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

                  (c) default by the Company or any Guarantor in the performance or observance of any term, covenant or agreement contained in the Securities, any Security Document, this Indenture, the Intercreditor Agreement or any Guarantee (other than a default specified in clause
         (a) or (b) above) and such default continues for a period of 30 days after written notice of such default requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given (i) to the Company by the Trustee or
         (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

                  (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

                  (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

                  (f) either (i) any agent or lender under the Credit Agreement or (ii) any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries shall commence judicial proceedings to foreclose upon assets of the Company or any of its Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

                  (g) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or the consent by the Company or any Subsidiary of the Company to the entry of an order for relief or similar decree in respect of the Company or such Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or the filing by the Company or of any Subsidiary of the Company of a petition, answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by the Company or any Subsidiary of the Company to the filing of any such petition or to the appointment of or taking possession by a Custodian of the Company, any Subsidiary of the Company, or of any substantial part of the property of the Company or of any Subsidiary of the Company, or the making by the Company or any Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any Subsidiary of the Company in writing that it is bankrupt, insolvent or unable to pay its debts generally as they become due, or the taking of corporate action or partnership action, as the case may be, by the Company or any Subsidiary of the Company in furtherance of any such action; or

                  (h) the entry by a court having jurisdiction in the premises of a judgment, decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law, or determining that the Company or any Subsidiary of the Company is bankrupt or insolvent or that the Company or any Subsidiary of the Company is entitled to seek reorganization, arrangement, adjustment or composition of its indebtedness, or appointing a Custodian of or for the Company, any Subsidiary of the Company or any substantial part of properties of the Company or any Subsidiary of the Company, or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary of the Company, and any such judgment, order, or decree shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (i) any Guarantee ceases to be in full force and effect or is declared null and void, or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Section 10.04 hereof); or

                  (j) any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Trustee (or, in the case of a Mortgage, ceases to give the Trustee or any other trustee under such Mortgage) any of the Liens, rights, powers or privileges purported to be created thereby, or any of the Security Documents is declared null and void, or the Company or any Guarantor denies that it has any further liability under any Security Document to which it is a party or gives notice to such effect

         (in each case other than by reason of the termination of the Indenture or any such Security Document in accordance with its terms or the release of any Guarantor in accordance with Section 10.04 hereof).

                  Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any Guarantor or any of their respective agents.

                  Section 6.02.  Acceleration.

                  If an Event of Default (other than as specified in Section 6.01(g) or (h) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Securities to be due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

                  After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under Section 7.08, the Intercreditor Agreement and the Security Documents and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all interest on the Securities which has become due otherwise than by such declaration of acceleration and to the (fullest extent permitted by law) interest thereon at the rate of interest borne by the Securities and (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate of interest borne by the Securities, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

                  No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

                  Section 6.03.  Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, the Guarantees, the Security Documents, the Intercreditor Agreement or this Indenture.

                  All rights of action and claims under this Indenture, the Security Documents, the Intercreditor Agreement, the Guarantees or the Securities may be enforced by the Trustee even if it does not possess any of the Securities or Guarantees or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Section 6.04.  Waiver of Past Defaults.

                  Subject to the provisions of Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any past default under this Indenture, the Securities, the Guarantees, the Intercreditor Agreement or any Security Documents and its consequences, except an Event of Default specified in Section 6.01(a) or (b) or in respect of any covenant or provision hereof or thereof which cannot be modified or amended without the consent of each Holder so affected pursuant to
Section 9.02. When a default is so waived, it shall be deemed cured and shall cease to exist.

                  Section 6.05.  Control by Majority.

                  The Holders of not less than a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture, the Securities, the Guarantees, the Intercreditor Agreement or the Security Documents; provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided further that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                  Section 6.06.  Limitation on Suits.

                  No Holder of any Securities shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture, the Intercreditor Agreement, the Securities, the Guarantees or the Security Documents unless:

                  (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

                  (b) the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to institute such proceeding as Trustee under the Securities and this Indenture;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

                  (e) during such 30-day period the Holders of at least a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

                  The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on, any Securities on or after the respective due dates set forth in such Securities.

                  A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

                  Section 6.07.  Right of Holders to Receive Payment.

                  Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, and interest on such Security, on or after the respective Stated Maturities expressed in such Security or upon redemption or upon repurchase pursuant to Section 4.12 or 4.13, or to bring suit for the enforcement of any such payment on or after its Stated Maturity or the relevant Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  Section 6.08.  Collection Suit by Trustee.

                  If an Event of Default specified in clause (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Securities or the Guarantees for the whole amount of principal of, premium, if any, and interest remaining unpaid, together with interest on overdue principal and premium and, to the extent that payment of such interest is lawful, on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  Section 6.09.  Trustee May File Proofs of Claims.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors or any other Subsidiary of the Company (or any other obligor upon the Securities or the Guarantees), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10.  Priorities.

                  If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

                  First: to the Trustee for amounts due to it under Section 7.08 and for any amounts due under the Security Documents (other than payments of interest and principal described in the next two subclauses);

                  Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

                  Third: to Holders for principal amounts (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including any premium); and

                  Fourth: the balance, if any, to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                  Section 6.11.  Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any


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



suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

                  Section 6.12.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or under any Security Document, the Intercreditor Agreement, any Security or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

                  Section 7.01.  Duties.

                  (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, the Intercreditor Agreement and the Security Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default,

                       (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, the Intercreditor Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Indenture, the Intercreditor Agreement or the Security Documents against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Intercreditor Agreement or the Security Documents, as the case may be; but in the case of any such certificates or opinions which by any provision hereof or thereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, the Intercreditor Agreement or the relevant Security Document.

                  (c) No provision of this Indenture, the Intercreditor Agreement or any Security Document shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Every provision of this Indenture, the Intercreditor Agreement and the Security Documents that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                  Section 7.02.  Rights of Trustee.

                  Subject to Section 7.01 hereof and the provisions of TIA
Section 315:

                  (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                  (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall (if applicable) conform to Sections
         13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture, the Intercreditor Agreement or the relevant Security Document other than any liabilities arising out of its own negligence;

                  (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it under this Indenture, the Intercreditor Agreement or any Security Document, as the case may be, in good faith and in accordance with the advice or opinion of such counsel;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

                  (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Intercreditor Agreement or any Security Document at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, the Intercreditor Agreement or any Security Document, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  Section 7.03.  Individual Rights of Trustee.

                  The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.13 and TIA Sections 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

                  Section 7.04.  Trustee's Disclaimer.

                  The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Intercreditor Agreement, any Security Document, the Securities or any Guarantee, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any recital contained herein or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be responsible for perfecting or maintaining the perfection of any security interest granted to it under any Security Document or for filing, refiling, recording or rerecording any document, Mortgage, notice or instrument in any public office at any time or times and shall not be responsible for seeing to the insurance on or the payment of any taxes with respect to any property subject to any Security Document.

                  Section 7.05.  Notice of Default.

                  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; provided, however, that, except in the case of a default in the payment of the principal, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

                  Section 7.06.  Money Held in Trust.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by this Indenture, the Intercreditor Agreement or any Security Document or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder or under the Intercreditor Agreement or any Security Document, except as the Trustee may agree with the Company.

                  Section 7.07.  Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

                  The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange after the Issue Date.

                  Section 7.08.  Compensation and Indemnity.

                  The Company and each Guarantor, jointly and severally, covenant and agree to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each Guarantor, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and each Guarantor, jointly and severally, shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder and under the Intercreditor Agreement and the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, the Intercreditor Agreement or any Security Document. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's and the Guarantors' payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

                  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h) the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Company's and the Guarantors' obligations under this
Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article Eight and/or the termination of this Indenture.

                  Section 7.09.  Replacement of Trustee.

                  The Trustee may resign by so notifying the Company. The Holders of at least a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee.

The Company may remove the Trustee if:

                  a. the Trustee fails to comply with Section 7.11 hereof or
         Section 310(b) of the TIA;

                  b. the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  c. a receiver or other public officer takes charge of the Trustee or its property; or

                  d. the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, and the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture, the Security Documents and the Intercreditor Agreement, and the Company and the Guarantors shall take such action as shall be necessary so that all Collateral (including all Trust Moneys and other property in the Collateral Account) shall continue to be subject to the Lien of the Security Documents in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Securities. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.11 or Section 310(b) of the TIA, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

                  Section 7.10.  Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

                  Section 7.11.  Eligibility.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 7.12.  Co-Trustee.

                  (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interest of the Holders, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities shall in writing so request the Trustee and the Company, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee, the Company and the Guarantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and the Company, either to act as co-trustee or co-trustees (each a "co-trustee") of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If the Company or the Guarantors shall not have joined in the execution of such instruments and agreements within 10 days after the Company receives a written request from the Trustee to do so, or if an Event of Default has occurred and is continuing, the Trustee may act under the foregoing provisions of this Section 7.12 without the concurrence of the Company or any Guarantor. The Company and each of the Guarantors each hereby appoint the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section 7.12 in either of such contingencies.

                  (b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.09, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or separate trustees or co-trustee or co-trustees, but solely at the direction of the Trustee;

                  (ii) no trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee or co-trustee hereunder; and

                  (iii) the Company, the Guarantors and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding.

         If the Company or the Guarantors shall not have joined in the execution of any such instrument within 10 days after the Company receives a written request from the Trustee to do so, or if an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company or any Guarantor, the Company and each of the Guarantors each hereby appointing the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or co-trustee as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company, the Guarantors and the Trustee, or by the Trustee alone pursuant to this Section 7.12.

                  Section 7.13. Preferential Collection of Claims Against
Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.

                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  Section 8.01.  Termination of the Company's Obligations.

                  The Company may terminate its obligations under the Securities, its Security Documents and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01 (whereupon the obligations of the Guarantors under the Securities, this Indenture, the Guarantees and their Security Documents except those obligations referred to in the penultimate paragraph of this Section 8.01, shall also terminate, and the Company may, by complying with the provisions of Section 11.05(a), obtain the release of the Collateral as security for the Securities and the Guarantees), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or a Guarantor, as provided in Section 8.04) have been delivered to the Trustee for cancellation, the Company and each Guarantor shall have paid all sums payable by it under this Indenture, the Securities, the Guarantees, the Intercreditor Agreement and the Security Documents and the Company shall have delivered an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for the termination of the Company's and each Guarantor's obligations under the Securities, this Indenture, the Guarantees and their Security Documents have been complied with, or if:

                  (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the terms hereof or (ii) all Securities have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in U.S. dollars in such amount as is sufficient, without consideration of investment or reinvestment of such monies, to pay and discharge the entire indebtedness on the Securities then outstanding not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and interest to maturity or redemption, as the case may be, as certified in a certificate of a nationally recognized firm of independent public accountants delivered to the Trustee; provided that the Trustee shall have been irrevocably instructed by Company Order to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

                  (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation


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



         of, or constitute a default under, this Indenture or any other material instrument to which the Company or any Guarantor is a party or by which it is bound;

                  (d) each of the Company and each Guarantor shall have paid all other sums payable by it under this Indenture, the Securities, the Guarantees, the Intercreditor Agreement and the Security Documents; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for the termination of the Company's and each Guarantor's obligations under the Securities, this Indenture, its Guarantees and its Security Documents, as the case may be, have been complied with.

                  Notwithstanding the foregoing paragraph, the Company's obligations under and the other provisions of Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 4.20, 7.07, 7.08 and 7.09 and this Article
Eight of this Indenture and each Guarantor's obligations in respect thereof under Article Ten shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations under and the other provisions of Sections 7.08, 8.03, 8.04 and 8.05 and each Guarantor's obligations under Article Ten in respect thereof shall survive.

                  After such delivery or irrevocable deposit, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's and each Guarantor's obligations under the Securities, this Indenture, the Security Documents and its Guarantee, as the case may be, except for those surviving obligations specified above.

                  Section 8.02.  Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d) below.

                  (b) Upon the Company's exercise under paragraph (a) above of the option applicable to this paragraph (b), the Company and each Guarantor shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Securities and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance") (whereupon the Company may, by complying with the requirements of
Section 11.05(a), obtain the release of the Collateral as security for the Securities and the Guarantees). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due, (ii) the Company's obligations under and the other provisions of Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.02,
4.20, 7.07, 7.08 and 7.09 and each Guarantor's obligations in respect thereof under Article Ten, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight and each Guarantor's obligations in respect thereof under Article Ten. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

                  (c) Upon the Company's exercise under paragraph (a) above of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Sections 4.08 through 4.19 and under the provisions set forth in clauses (i) (but only to the extent that such clause (i) requires the execution and delivery of documents in order to assume or to confirm obligations under the Intercreditor Agreement, the Security Documents or the CF&I Note or the filing or recording of such documents or of financing statements), (ii), (iii), (iv)(y) and (v) of Section 5.01 and each Guarantor shall be released and discharged from its obligations under clauses
(a) (but only to the extent that such clause (a) requires the execution and delivery of documents in order to assume or to confirm obligations under the Intercreditor Agreement, the Security Documents or the CF&I Note or the filing or recording of such documents or of financing statements), (b), (c), (d)(2) and
(e) of Section 10.03 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance") (whereupon the Company may, by complying with the requirements of
Section 11.05(a), obtain the release of the Collateral as security for the Securities and the Guarantees), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Indenture, the Security Documents, the Guarantees and such Securities shall be unaffected thereby.

                  (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                           (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged (pursuant to a pledge and security agreement in form reasonably satisfactory to the Trustee) as security for, and dedicated solely to, the benefit of the Holders of the Securities, (x) cash, in United States dollars, or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such amounts, to pay principal of, premium, if any, and interest on the outstanding Securities not later than one day before the due date of any payment, or (z) a combination thereof, in an amount sufficient (in each case referred to in (x), (y) or (z)), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities as and when the same shall become due and payable in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable Company Order instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                           (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as
         Section 6.01(g) or (h) is concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                           (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor;

                           (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                           (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a


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



         change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                           (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                           (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that
         (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company and (y) after the 123rd day following the deposit, the trust funds will not be subject to avoidance or recovery under any applicable Bankruptcy Law and nothing in any such Bankruptcy Law will prohibit the Trustee from distributing the trust funds to the Holders;

                           (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with;

                           (ix) if the cash and U.S. Government Obligations deposited with the Trustee under subparagraph (i) above are sufficient to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities provided such Securities are redeemed on a particular Redemption Date, the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in this Indenture;

                           (x) if the trust funds referred to in subparagraph
         (i) of paragraph (d) above shall have been deposited with another trustee in accordance with the provisions thereof, such other trustee shall have delivered to the Trustee a certificate (on which certification the Trustee may conclusively rely) that such other trustee is holding and will continue to hold and will apply such trust funds in accordance with the requirements of Sections 8.02 and 8.03; and

                           (xi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or of defeating, hindering, delaying or defrauding any other creditors of the Company or others.

                  (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Subsidiary or Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph
(d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as


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



provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                  Section 8.03.  Application of Trust Money.

                  The Trustee (or any other qualifying trustee) shall hold in trust money and U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

                  Section 8.04.  Repayment to Company or Guarantors.

                  The Trustee and the Paying Agent shall pay to the Company or any applicable Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company or any applicable Guarantor. After payment to the Company or any Guarantor, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  Section 8.05.  Reinstatement.

                  If the Trustee (or other qualifying trustee) or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's obligations under this Indenture, the Guarantees and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture, until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or a Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee (or other qualifying trustee) or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  Section 9.01.  Without Consent of Holders.

                  The Company and the Guarantors, each when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture, the Securities, the Security Documents, the Intercreditor Agreement or the Guarantees without notice to or consent of any
Holder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to evidence the succession of another person to the Company in accordance with Article Five hereof or the succession of another person to a Guarantor in accordance with Section 10.03 hereof, and


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



         the assumption by any such successor of the obligations of the Company or such Guarantor, as the case may be, as provided herein;

                  (c) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (d) to give effect to the release of any Released Interests or any other release of Collateral released in accordance with the terms of this Indenture or the relevant Security Document (including, without limitation, pursuant to subsection 8.1 of any Security Agreement);

                  (e) to evidence or effect the pledge of additional or substitute assets or property as Collateral (including, without limitation, pursuant to subsection 8.1 of any Security Agreement);

                  (f) to evidence the release of any Guarantor in accordance with Section 10.04 hereof or the addition of any new Guarantor;

                  (g) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities and to make such additions or changes as shall be necessary or appropriate to provide for or facilitate the administration of the trusts hereunder by more than one trustee pursuant to the requirements of Section 7.12 hereof; and

                  (h) to make any other change that does not adversely affect the rights of any Holder or, in the case of any other change to the Intercreditor Agreement, that does not adversely affect the rights of any Holder in any material respect.

                  Section 9.02.  With Consent of Holders.

                  Subject to Section 6.04, the Company and the Guarantors, each when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture, the Securities, the Security Documents, the Intercreditor Agreement or the Guarantees with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company or any Guarantor with any provision of this Indenture, the Security Documents, the Guarantees, the Securities or the Intercreditor Agreement.

                  Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                  (a) reduce the percentage in outstanding aggregate principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, the Guarantees, the Security Documents, the Securities or the Intercreditor Agreement;

                  (b) reduce the rate or change the time for payment of interest on any Security;

                  (c) change the currency in which any Security, or any premium or interest thereon, is payable or make the principal of, premium, if any, or interest on any Security payable in money other than that stated in the Security;

                  (d) reduce the principal amount of or extend the fixed maturity of any Security or alter the redemption provisions (including, without limitation, the amount of premium, if any, payable upon redemption) with respect thereto;

                  (e) waive a default in the payment of the principal of, premium, if any, or interest on any Security when the same shall become due and payable, whether upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled payment or otherwise;

                  (f) modify this Section 9.02 or Section 6.04 or Section 6.07;

                  (g) amend, change, or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate an Asset Sale Offer pursuant to
         Section 4.13;

                  (h) modify or change any provision of this Indenture affecting the ranking of the Securities or any Guarantee in a manner adverse to the Holders;

                  (i) impaisr the right to institute suit for the enforcement of any payment on or with respect to the Securities;

                  (j) release any Guarantor from any of its obligations under its Guarantee or Security Documents or this Indenture other than in compliance with Section 10.04 hereof; or

                  (k) directly or indirectly release or terminate the Liens created by this Indenture and the Security Documents as to all or substantially all of the Collateral, except as expressly permitted under this Indenture and the Security Documents.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

                  Section 9.03.  Compliance with Trust Indenture Act.

                  Every amendment of or supplement to this Indenture, any Guarantee, any Security Document, the Intercreditor Agreement or the Securities shall comply with the TIA as then in effect.

                  Section 9.04.  Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under
Section 316(b) of the TIA.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.


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




                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (k) of the second paragraph of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                  Section 9.05.  Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction, if any, of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction, if any, of the Company) place an appropriate notation on the Security and on Securities issued on registration of transfer or exchange of such Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

                  Section 9.06.  Trustee May Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

                  Section 10.01.  Guarantee.

                  Subject to the provisions of this Article Ten, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, the Security Documents or the Intercreditor Agreement or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of and interest on the Securities will be duly and punctually paid in full when due, whether at Stated Maturity, upon acceleration, upon optional redemption, upon required purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Securities, the Security Documents and the Intercreditor Agreement (including fees, expenses, indemnities or other amounts payable thereunder) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon acceleration, upon optional redemption, upon required purchase or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders or the Trustee, for whatever reason, each Guarantor will be obligated, jointly and severally, to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the


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



Holders of Securities and the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each of the Guarantors hereby agrees (to the maximum extent permitted by law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, the Security Documents, the Intercreditor Agreement or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor or any Collateral, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives (to the maximum extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants (to the maximum extent permitted by law) that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, the Security Documents, the Intercreditor Agreement and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  Section 10.02.  Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit A hereto, shall be executed on behalf of such Guarantor by one of its Officers (by manual or facsimile signature) under its corporate seal (which may be a facsimile of its genuine seal and provided that, if any Guarantor is a partnership, the corporate seal shall be that of its direct or indirect corporate general partner executing the Guarantee or, if such partnership has no direct or indirect corporate general partner, the seal shall be that of its general partner executing the Guarantee or, if such general partner has no seal, the seal may be omitted) attested by the manual of facsimile signature of another of its Officers and shall be endorsed on each Security authenticated and delivered by the Trustee. Typographical and other minor defects in any reproduction of any such signature or seal shall not affect the validity or enforceability of any Guarantee. In addition, the validity and enforceability of any Guarantee shall not be affected by the fact that a notation of such Guarantee is not affixed to any particular Security.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.


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



                  If an Officer of a Guarantor whose signature on a Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

                  To provide an "original evidence of debt" as required by
Section 38-38-101 and 38-39-102 of the Colorado Revised Statutes (or any successor statutes thereto), CF&I has, on the Issue Date, executed and delivered the CF&I Note to the Trustee, which CF&I Note further evidences the Guarantee set forth in Section 10.01. The parties hereto agree that the Guarantee of CF&I set forth in this Article Ten and the notation of such Guarantee endorsed on each Security shall in no way be limited by the CF&I Note. The CF&I Note shall be executed and attested as provided above in this Section 10.02, but notwithstanding the foregoing provisions of this Section 10.02, a notation of the CF&I Note shall not be endorsed on the Securities. Anything herein to the contrary notwithstanding, CF&I's covenants and agreements and the other provisions and limitations set forth in this Article Ten applicable to CF&I's Guarantee shall, unless the context otherwise requires, apply equally to the CF&I Note and, as a result, the CF&I Note will be entitled to the benefits of such covenants and agreements and shall be subject to such other provisions and limitations (including, without limitation, Sections 10.01, 10.05, 10.06 and 10.07). The Trustee shall hold the CF&I Note for the benefit of the Holders. Upon receipt of a Company Request in connection with any release or partial release of property subject to any Mortgage executed by CF&I, the Trustee shall present the Global Security to the relevant public trustee in the State of Colorado in order to obtain such release or partial release (but the Trustee shall thereafter retain possession of the Global Securities).

                  Section 10.03.  Merger or Consolidation of a Guarantor.

                  Except for a transaction made in accordance with the provisions of Section 10.04, no Guarantor will, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, unless at the time of and after giving effect thereto (a) either (i) if such transaction or series of transactions is a merger, such Guarantor shall be the surviving person of such merger, or (ii) the person formed by such consolidation or into which such Guarantor is merged or to which the properties and assets of such Guarantor are transferred (any such surviving person or transferee being the "Surviving Person") shall be the Company or a Wholly-Owned Subsidiary of the Company and shall be a corporation (or if such Guarantor is CF&I, a corporation or a limited partnership) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume (except in the case of a merger into or the transfer of properties and assets to the Company), by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all amounts due under the Guarantee of such Guarantor and the due and punctual performance and observance of all of the other obligations of such Guarantor under its Guarantee and this Indenture, and shall expressly assume, by amendment, supplement or other appropriate instrument, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual performance and observance of all of the obligations of such Guarantor under the Intercreditor Agreement and its Security Documents and, if such Guarantor is CF&I, all of its obligations under the CF&I Note (and the Surviving Person shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by such Guarantor (in the case of a merger or consolidation) or on the Collateral transferred to the Surviving Person (in the case of a transfer of assets), together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states); (b) the Collateral owned by such Guarantor (in the case of a merger or consolidation) or the Collateral transferred to the Surviving Person (in the case of a transfer of assets) (1) shall continue to constitute Collateral under this Indenture and the Security Documents, (2) shall be subject to a Lien in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Securities and (3) shall not be subject to any Lien other than Liens expressly permitted by this Indenture and the Security Documents; (c) the property and assets of the person which is merged or consolidated with or into such Guarantor or to which the properties and assets of such Guarantor are transferred, to the extent that such property and assets are of types that would constitute "Trust Property" (as defined in the form


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



of Mortgage attached as an exhibit to this Indenture) (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage) or "Collateral" (as defined in the form of Security Agreement attached as an exhibit to this Indenture) shall be treated as After-Acquired Property and such Guarantor or the Surviving Person, as the case may be, shall take such actions as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner specified in Section 11.01 (including delivery of such documents, Officers' Certificates and Opinions of Counsel as may be required by Section 11.01); (d) except in the case of a merger into or the transfer of properties and assets to the Company, (1) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and (2) the Company, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness); and (e) except in the case of a merger into or the transfer of properties and assets to the Company, immediately after giving effect to such transactions or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of such Guarantor or the Surviving Person, as the case may be, is at least equal to the Consolidated Net Worth of such Guarantor immediately before such transaction or series of transactions. In connection with any consolidation, merger, transfer, lease, assignment or other disposition subject to the provisions described in this paragraph, the Company shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, each stating that such transaction and any supplemental indenture, amendments, supplements or other instruments or agreements required by clause (a) or (c) above or by this sentence comply with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with (except that such Opinion of Counsel need express no opinion as to the matters referred to in clauses (b)(3), (d) or (e) above), and the Company and each other Guarantor will be required to confirm, by supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, that its obligations under this Indenture, the Intercreditor Agreement, its Guarantee and its Security Documents remain in full force and effect. Upon any consolidation, merger or transfer of all or substantially all of the assets of a Guarantor in accordance with this paragraph in which such Guarantor is not the continuing person, the successor formed by such consolidation or into which such Guarantor is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture, the Intercreditor Agreement, its Guarantee and the relevant Security Documents with the same force and effect as if such successor person had been named as a Guarantor herein and therein (and therafter, except in the case of a lease, the predecessor Guarantor shall be released from its obligations hereunder and thereunder).

                  Section 10.04.  Release of a Guarantor.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (or its parent) owned by the Company and its Subsidiaries, in each case to a person which is not the Company or a Subsidiary or an Affiliate of the Company and which is otherwise made in compliance with this Indenture, such Guarantor will be released from all of its obligations under its Guarantee, the Intercreditor Agreement, this Indenture and its Security Documents; provided that (i) such transaction is made in accordance with the provisions set forth in Section 4.13; and (ii) any such release shall occur only if (a) all Indebtedness owing by such Guarantor to the Company or any of its Subsidiaries or Unrestricted Subsidiaries shall have been paid in full and (b) all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries or Unrestricted Subsidiaries shall also terminate. Prior to any transaction which will result in the release of a Guarantor from its Guarantee pursuant to this paragraph, the Company will deliver an Officers' Certificate to the Trustee stating that such transaction will be effected in accordance with the provisions of this Section 10.04 in order to obtain the release of such Guarantor.


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                  (b) The Trustee shall deliver an appropriate instrument
evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.04. Any Guarantor not so released will remain liable under its Guarantee as provided in this Article Ten.

                  Except as set forth in Articles Four and Five, Section 10.03 and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor.

                  Section 10.05.  Waiver of Subrogation.

                  Until the date that is 123 days after the later of (x) the date on which the principal of, premium, if any, and interest on all of the outstanding Securities shall have been indefeasibly paid to the Holders thereof and (y) the date on which any and all other amounts owing by the Company or any of the Guarantors under this Indenture, the Securities, the Guarantees, the CF&I Note, the Security Documents or the Intercreditor Agreement shall have been indefeasibly paid to the persons entitled thereto, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee, the Security Documents, the Intercreditor Agreement and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

                  Section 10.06. Limitation of Guarantor's Liability.

                  Each Guarantor, and by its acceptance hereof, each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee (including, in the case of CF&I, the CF&I Note) not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other Federal or state law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee (including, in the case of CF&I, the CF&I Note) shall be limited to the maximum amount as will, under applicable law and (to the extent permitted by applicable law) after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee (including, in the case of CF&I, the CF&I Note) or pursuant to Section 10.07, result in the obligations of such Guarantor under its Guarantee (including, in the case of CF&I, the CF&I Note) not constituting such fraudulent transfer or conveyance under applicable law.

                  Section 10.07. Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee (including, in the case of CF&I, the CF&I Note), such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities, this Indenture, the Intercreditor Agreement or any Security Document or any other Guarantor's obligations with respect to its Guarantee (including, in the case of CF&I, the CF&I Note). "Adjusted Net Assets" of any Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Guarantor with respect to contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee (including, in the case of CF&I, the CF&I Note), of such Guarantor at such date and (y) the present fair


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salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee (including, in the case of CF&I, the CF&I Note), as they become absolute and matured.

                                 ARTICLE ELEVEN

                             COLLATERAL AND SECURITY

                  Section 11.01. Collateral and Security Documents; Additional Collateral.

                  (a) In order to secure the due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, on any Asset Sale Purchase Date or Change of Control Purchase Date, or by acceleration, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest, if any, on the Securities and the performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Securities, the Guarantees, the Intercreditor Agreement and any other documents contemplated hereby, as the case may be, the Company, the Guarantors and the Trustee have simultaneously with the execution of this Indenture entered into the Security Documents. The Trustee, the Company and the Guarantors each hereby agree that the Trustee holds its interest in the Collateral in trust for the benefit of the Holders pursuant to the terms of the Security Documents.

                  (b) Promptly upon (i) the acquisition or receipt by the Company or any of the Guarantors of property and assets (whether real, personal or mixed, tangible or intangible, and including, without limitation, property and assets acquired or received pursuant to a merger or consolidation of any person or persons with or into the Company or a Guarantor, pursuant to an Asset Sale, pursuant to a transaction as a result of which a Guarantor is released as provided in Section 10.04, pursuant to a transaction as a result of which a person becomes a Guarantor as provided in Section 4.17, or pursuant to Section
12.02 or 12.04 hereof) of the type that constitutes or would constitute "Trust Property" as defined in the form of Mortgage attached as Exhibit C hereto (assuming, in the case of real property or a leasehold interest in real property, that an appropriate description of such property or leasehold interest were included as a schedule to such form of Mortgage and assuming, in the case of fixtures, improvements and other types of Trust Property, that a description of the related real property or leasehold interest in real property, as the case may be, were included as a schedule to such form of Mortgage), or "Collateral" as defined in the form of Security Agreement attached hereto as Exhibit B (each such item of property and each such asset so acquired or received being referred to herein as "After-Acquired Property"),

                  (i) the Company or the applicable Guarantor, as the case may be, and the Trustee will enter into such amendments or supplements to the Security Documents or additional Mortgages (in each case in registerable or recordable form), Security Agreements and other Security Documents, and shall cause such amendments, supplements, Mortgages, Security Agreements and other Security Documents to be filed and recorded in all such governmental offices, as shall be necessary in order to grant and create a valid first priority Lien on and security interest in such After-Acquired Property in favor of the Trustee (or, in the case of property or assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) (subject to no prior Liens except as expressly permitted by this Indenture and the Security Documents), shall cause appropriate financing statements to be filed in such governmental offices as shall be necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the Uniform Commercial Code of the applicable jurisdiction, be perfected by the filing of a financing statement and, if any such After-Acquired Property consists of stock certificates, promissory notes or other property as to which, under the relevant Uniform Commercial Code, a security interest may be perfected by possession, deliver such certificates, promissory notes and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee; and


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                  (ii) the Company or the applicable Guarantor, as the case may be, shall also deliver to the Trustee the following:

                           (x) to the extent such After-Acquired Property
                  consists of real property or a leasehold interest in real property, a title insurance policy or an endorsement to an existing title insurance policy, in the American Land Title Insurance Loan Policy Extended Coverage form, or its equivalent, and in an amount at least equal to the purchase price thereof (or, if such property was not purchased or such purchase price cannot be determined by the Company, the Fair Market Value thereof as determined by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee), in favor of the Trustee insuring that the Lien of the Security Documents or any additional Security Documents constitutes a valid and perfected first priority Lien, subject only to such Liens as are permitted by this Indenture and the applicable Security Document, on such real property or leasehold interest in an aggregate amount equal to the purchase price or the Fair Market Value, as applicable, of the real property or leasehold interest and containing such endorsements and other assurances of the type included in the title insurance policy delivered to the Trustee on the Issue Date with respect to the real property Collateral, together with an Officers' Certificate stating that any Liens or such real property or leasehold interest are Liens expressly permitted by this Indenture and the applicable Security Document;

                           (y) any Opinions of Counsel required pursuant to
                  Section 11.02(b) below; and

                           (z) evidence of payment of all filing fees, recording
                  and registration charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject the After-Acquired Property to the Lien of any applicable Security Document and perfect such Lien; and

                  (iii) The Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 11.01(b) (including any amendments, supplements, Mortgages, Security Agreements or other Security Documents referred to in paragraph (i) above) conform to the requirements of this Indenture.

                  (c) Each Holder, by accepting a Security, agrees to all the terms and provisions of the Security Documents and the Intercreditor Agreement, including the additional Security Documents described in paragraph (b) of this
Section 11.01, as the same may be amended or supplemented from time to time pursuant to the provisions of the Security Documents (including such additional Security Documents) and the Intercreditor Agreement and this Indenture.

                  Section 11.02.  Recording, Registration and Opinions.

                  (a) The Company and the Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Liens expressly permitted by this Indenture and the Security Documents), including without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Company and the Guarantors shall from time to time promptly pay all financing and continuation statement recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents. The Trustee shall not be responsible for any failure to so register, file or record.

                  (b) The Company shall furnish to the Trustee, at the time of execution and delivery of this Indenture, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of the Liens on and security interests in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have


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been properly recorded and filed to the extent necessary to record or register
(as the case may be), and if applicable, to perfect the Liens on and security interests in the Collateral created by the Security Documents, to the extent that, in the case of perfection of security interests, a security interest may be perfected by filing under the Uniform Commercial Code of the applicable jurisdiction, and reciting the details of such action, and stating that as to the Liens and security interests created pursuant to the Security Documents, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof and that no re-recordings, re-registrations or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to record or register such Liens or to perfect such security interests. The Company or the applicable Guarantor shall furnish to the Trustee, at the time of execution and delivery of any additional Security Document(s) or any amendments or supplements to existing Security Documents, Opinion(s) of Counsel either substantially to the effect set forth in clause (i) of the immediately preceding sentence (but relating only to such additional Security Documents or any amendments or supplements to existing Security Documents and the related After-Acquired Property) or to the effect set forth in clause (ii) thereof, and to the further effect that such additional Security Documents or amendments or supplements to existing Security Documents, as the case may be, have been duly authorized, executed and delivered by, and constitute the valid, binding and enforceable obligations of the Company or the relevant Guarantor, as the case may be, subject to customary exceptions. In addition, promptly after execution and delivery of this Indenture, the Company shall deliver the opinion(s) required by Section 314(b) of the TIA.

                  (c) The Company or the applicable Guarantor shall furnish to the Trustee, at the time of execution and delivery of this Indenture, with respect to each Mortgage, (i) a policy of title insurance (or a commitment to issue such policy) insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien, subject only to Liens permitted under this Indenture or such Mortgage on the real property and fixtures described therein which policy (or commitment) shall (a) be issued by a reputable title company,
(b) include such reinsurance arrangements, if any (with provisions for direct access), as shall be customary in the same general area and for transactions of this type and size, (c) have been supplemented by such endorsements as are customary in the same general area and for transactions of this type and size or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of reputable architects or other reputable professionals (including endorsements or opinion letters on matters relating to contiguity, first loss, and so-called comprehensive coverage over covenants and restrictions, if available) and (d) contain only such exceptions to title as shall be Permitted Liens (each, a "Title Policy"), (ii) the aggregate amount of all such policies shall be not less than the principal amount of the Securities and (iii) an Officers' Certificate stating that such title insurance policies comply with the requirements of this subsection (c).

                  (d) The Company shall furnish to the Trustee on September 30 in each year, beginning with September 30, 1996, Opinion(s) of Counsel, dated as of such date, either (i)(x) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registration, filing, re-recording, re-registration and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of the Security Documents and reciting with respect to the Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Liens and security interests of the Securityholders and the Trustee hereunder and under the Security Documents with respect to the Collateral, provided that if there is a required filing of a continuation statement within such 24 month period and such continuation statement is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement; or
(ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.


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                  Section 11.03.  Release of Collateral.

                  (a) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.

                  (b) Anything herein to the contrary notwithstanding, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents shall be effective as against the Holders.

                  (c) The release of any Collateral from the Lien of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

                  Section 11.04.  Possession and Use of Collateral.

                  Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as no Event of Default shall have occurred and be continuing, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than Trust Moneys held by the Trustee, other than monies or U.S. Government Obligations deposited pursuant to Article Eight, and other than as set forth in the Security Documents and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than Trust Moneys held by the Trustee, other than moneys and U.S. Government Obligations deposited pursuant to Article Eight and other than as set forth in the Security Documents and this Indenture), to alter or repair any Collateral consisting of machinery or equipment so long as such alterations and repairs do not diminish the value thereof or impair the Lien of the Security Documents thereon and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

                  Section 11.05.  Specified Releases of Collateral.

                  (a) Satisfaction and Discharge; Defeasance. The Company and the Guarantors shall be entitled to obtain a full release of all of the Collateral from the Liens of this Indenture and of the Security Documents upon compliance with the conditions precedent set forth in Section 8.01 for satisfaction and discharge of this Indenture or for legal defeasance or covenant defeasance pursuant to Section 8.02. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), together with such documentation, if any, as may be required by the TIA (including, without limitation, Section 314(d) of the TIA) prior to the release of such Collateral, the Trustee shall forthwith take all necessary action (at the request of and the expense of the Company) to release and reconvey to the Company and the applicable Guarantors without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Company and the applicable Guarantors including, without limitation, the execution and delivery of releases and satisfactions wherever required.

                  (b) Dispositions of Collateral Permitted by Section 4.13. The Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (the "Released Interests") subject to an Asset Sale upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:


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                  (i) Company Order. A Company Order requesting release of
         Released Interests, such Company Order (A) specifically describing the proposed Released Interests, (B) specifying the Fair Market Value of such Released Interests on a date within 60 days of the Company Order (the "Valuation Date"), (C) stating that the consideration to be received is at least equal to the Fair Market Value of the Released Interests, (D) stating that the release of such Released Interests will not impair the value of the remaining Collateral or interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (E) confirming the sale of, or an agreement to sell, such Released Interests in a bona fide sale to a person that is not an Affiliate of the Company or, in the event that such sale is to a person that is such an Affiliate, confirming that such sale is being made in accordance with Section 4.14, (F) certifying that such Asset Sale complies with the terms and conditions of this Indenture, including, without limitation, Section 4.13 hereof and (G) in the event that there is to be a substitution of property for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

                  (ii) Officers' Certificate. An Officers' Certificate of the Company certifying that (A) such sale covers only the Released Interests and/or property which is not Collateral and complies with the terms and conditions of this Indenture, including, without limitation,
         Section 4.13 hereof, (B) all Collateral Proceeds (including amounts deemed by this Indenture to be Collateral Proceeds) from the sale of any of the Released Interests will be deposited in the Collateral Account, and all Net Cash Proceeds from the sale of any of the Released Interests (and any other property which is not Collateral) will be applied pursuant to Section 4.13, (C) there is not and will not be a Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale, (D) the release of the Collateral will not result in a Default or Event of Default hereunder and (E) all conditions precedent to such release have been complied with; and

                  (iii) Compliance with TIA and Section 11.01. All documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of Collateral by the Trustee, and, in the event there is to be a substitution of property for the Collateral subject to the Asset Sale, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to the Lien of the relevant Security Documents, and all documents required by Section 11.01 hereof.

                  (iv) Opinion of Counsel. An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such release have been complied with.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Guarantor the Released Interest without recourse by executing a release in the form provided by the Company or the applicable Guarantor.

                  (c) Eminent Domain, Expropriation and Other Governmental Takings. The Company and the Guarantors, as the case may be, shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral taken by eminent domain or expropriation or sold pursuant to the exercise by the United States of America or any State, municipality, province or other governmental authority thereof of any right which it may then have to purchase, or to designate a purchaser or to order a sale of, all or any part of the Collateral, upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                  (i) Officers' Certificate. An Officers' Certificate of the Company certifying that (A) such Collateral has been taken by eminent domain or expropriation and the amount of the award therefor, or that such property has been sold pursuant to a right vested in the United States of America, or a State, municipality, province or other governmental authority thereof to purchase, or to designate a purchaser, or order a sale of such Collateral and the amount of the proceeds of such sale, and (B) all conditions precedent to such release have been complied with;


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



                  (ii) Opinion of Counsel. An Opinion of Counsel to the effect that (A) such property has been lawfully taken by exercise of the right of eminent domain, or has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality, province or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property, (B) in the case of any such taking by eminent domain, the award for such property has become final or an appeal therefrom is not advisable in the interests of the Company or the Holders, (C) the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture, and (D) all conditions precedent herein provided relating to such release have been complied with;

                  (iii) Eminent Domain or Expropriation Award. Cash equal to the amount of the award for such property or the proceeds of such sale, shall be deposited with the Trustee in the Collateral Account and held as Trust Moneys subject to the disposition thereof pursuant to Article Twelve hereof; and

                  (iv) Compliance with TIA. All documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of Collateral by the Trustee.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company or the applicable Guarantor without recourse the aforementioned items of Collateral by executing a release in the form provided by the Company or the applicable Guarantor.

                  (d) Release of Old Plate Mill. The Company shall be entitled to obtain a release of, and the Trustee shall release, the Old Plate Mill from the Collateral, upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                  (i) Officers' Certificate. An Officers' Certificate of the Company requesting release of the Old Plate Mill and certifying that
         (A) construction of the Combination Mill and all related improvements shall have been completed, (B) the Combination Mill and all related equipment and facilities have been installed, are fully operational and are operating, and the Old Plate Mill has been permanently taken out of service, (C) the Combination Mill, together with all related fixtures, improvements, equipment and machinery, is subject to a Lien in favor of the Trustee (or, in the case of any of the foregoing subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders of the Securities, subject to no prior Liens except as expressly permitted by the Indenture and the Security Documents (provided that, notwithstanding the foregoing, the Combination Mill shall not at the time be subject to any Permitted Liens of the type referred to in clause (g) of the definition of that term), and, to the extent that any part of the Combination Mill or any related fixtures, improvements, equipment or machinery constitutes After-Acquired Property, the Company has otherwise complied with
         Section 11.01 hereof in respect thereto, (D) no Default or Event of Default has occurred and is continuing or will occur as a result of the release of the Old Plate Mill, (E) the release of the Old Plate Mill will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, (F) the Old Plate Mill constitutes an Excluded Asset, and (G) all conditions precedent to such release have been complied with;

                  (ii) Pledge of Combination Mill Pursuant to Section 11.01. All documentation required by Section 11.01 relating to the pledge of the Combination Mill, together with all related fixtures, improvements, equipment and machinery, as Collateral for the Securities;

                  (iii) Compliance with TIA. All documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of Old Plate Mill by the Trustee; and

                  (iv) Opinion of Counsel. An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such release have been complied with.


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



                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause the Old Plate Mill to be released and reconveyed to the Company without recourse by executing a release in the form provided by the Company.

                  (e) Released Property. So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company (acting on behalf of itself or any Guarantor) shall be entitled to obtain a release of, and the Trustee shall release, Collateral (other than Trust Moneys and other than moneys and U.S. Government Obligations deposited pursuant to Article Eight) specified by the Company ("Released Property") provided (i) the Fair Market Value of the Released Property in any single transaction, or series of related transactions, shall not exceed $250,000, and the aggregate Fair Market Value of all such Released Property (including the Released Property then proposed to be released) in any calendar year shall not exceed $1,000,000 and (ii) prior to granting such release, the Company shall provide the Trustee with the following:

                  (i) Company Order. A Company Order requesting release of Released Property, such Company Order (A) specifically describing the proposed Released Property, (B) specifying the Fair Market Value of such Released Property on a date within 60 days of the Company Order,
         (C) stating that the release of such Released Property will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (D) stating that the Fair Market Value of such Released Property does not exceed $250,000 and that the aggregate Fair Market Value of all Released Property (including the Released Property then proposed to be released) in the then current calendar year does not exceed $1,000,000;

                  (ii) Officer's Certificate. An Officers' Certificate certifying that no Default or Event of Default has occurred and is continuing or will occur as a result of the release of the Released Property, and all conditions precedent to such release have been complied with; and

                  (iii) Compliance with TIA. All documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of the Released Property by the Trustee.

                  Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company without recourse the aforementioned items of Collateral by executing a release in the form provided by the Company.

                  (f) Release of Guarantor. In the event that any Guarantor shall be released from its obligations under its Guarantee, this Indenture and its Security Documents pursuant to Section 10.04 hereof, such Guarantor shall be entitled to obtain a release of, and the Trustee shall release, all Collateral owned by such Guarantor (provided that, if any such Collateral is jointly owned with another Guarantor or with the Company, such release shall not affect the Lien on such Collateral granted by such other Guarantor or by the Company pursuant to the relevant Security Documents), upon compliance with the conditions precedent that the Company shall have delivered to the Trustee the following:

                  (i) Company Order. A Company Order requesting the release of the Collateral owned by such Guarantor and specifically describing such Collateral;

                  (ii) Officers' Certificate. An Officers' Certificate of the Company certifying that (A) such Guarantor has been released from its obligations under its Guarantee, this Indenture and its Security Documents in compliance with Section 10.04 hereof and (B) no Default or Event of Default has occurred and is continuing or will occur as a result of the release of such Collateral, and (C) all conditions precedent to such release have been complied; and

                  (iii) Compliance with TIA. All documentation if any, required by the TIA (including, without limitation, Section 314(d) of the TIA) prior to the release of such Collateral by the Trustee.

                  (iv) Opinion of Counsel. An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such release conform to the requirements of this


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



         Indenture and that all conditions precedent herein provided for relating to such release have been complied with.

         Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the applicable Guarantor without recourse, the Collateral pledged by such Guarantor by executing a release in the form provided by the Company (provided that, as set forth in the first clause of this paragraph, such release shall not affect the Lien on any such Collateral which may have been granted by any other Guarantor or by the Company).

                  Section 11.06. Disposition of Collateral Without Release. Notwithstanding the provisions of Section 11.05, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and the Guarantors may, without any prior release or consent by the Trustee, conduct ordinary course activities in respect of the Collateral which do not individually or in the aggregate adversely affect the value of the Collateral, including selling or otherwise disposing of, in any single transaction or series of related transactions, any property subject to the Lien of this Indenture or the Security Documents which has become worn out or obsolete and which either has an aggregate Fair Market Value of $25,000 or less or which is replaced by property of substantially equivalent or greater value which becomes subject to the Lien of the Security Documents as After-Acquired Property; abandoning, terminating, cancelling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents other than any Specifically Secured Construction Contract; surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Security Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures, and appurtenances, provided, however that no change in the location of any such Collateral subject to the Lien of any of the Security Documents shall be made which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary financing statements and continuation statements, has not been recorded, registered or filed in the manner required by law to preserve the Lien of and security interest in any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents; demolishing, dismantling, tearing down or scrapping any Collateral or abandoning any thereof if, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution delivered to the Trustee if it involves Collateral having a Fair Market Value in excess of $25,000) such demolition, dismantling, tearing down, scrapping or abandonment is in the best interests of the Company, will not interfere with or impede the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral, and the Fair Market Value and utility of the Collateral as an entirety, and the security for the Securities, will not thereby be otherwise impaired; granting a nonexclusive license of any intellectual property; and abandoning intellectual property which has become obsolete and not used in the business.

                  Section 11.07. Form and Sufficiency of Release. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that under the provisions of Section 11.05 or 11.06 may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon being satisfied that the Company or such Guarantor is selling, exchanging or otherwise disposing of the Collateral in accordance with the provisions of Section 11.05 or 11.06, the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor such an instrument in the form provided by the Company, and providing for release without recourse, promptly after satisfaction of the conditions set forth herein for delivery of any such release and shall take such other action as the Company or such Guarantor may reasonably request and is necessary to effect such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents.


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



                  Section 11.08.  Purchaser Protected.

                  No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority.

                  Section 11.09. Authorization of Actions To Be Taken by the Trustee Under the Security Documents.

                  Subject to the provisions of the Security Documents and the Intercreditor Agreement, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents or the Intercreditor Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors or the Bank Agent hereunder or thereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee). The Trustee is hereby expressly authorized to execute, deliver and perform its obligations under the Security Documents and the Intercreditor Agreement. Except during the continuance of an Event of Default, the Trustee shall not be required to take any action under the Security Documents or the Intercreditor Agreement that involves the exercise by it of discretion. The Trustee may, however, take any such action upon the basis of, at the election of the Trustee, either an Officers' Certificate or an Opinion of Counsel, or both, of the Company stating the nature of the proposed action and that any such action is appropriate, necessary or advisable under the circumstances, complies with the Indenture, the Intercreditor Agreement and the Security Documents and does not adversely affect the interests of the Holders; provided that the foregoing shall not limit the ability of the Trustee to take action at its discretion in the absence of such an Officers' Certificate or Opinion of Counsel. Except during the continuance of an Event of Default, the Trustee may refrain from taking any such action pending receipt of such Officers' Certificate and/or Opinion of Counsel, if so requested by it, and shall incur no liability to any person for failure to take any such action pending receipt thereof. The Trustee shall be fully protected in acting on the basis of any such Officers' Certificate and/or Opinion of Counsel and shall incur no liability to any person arising out of any action taken on the basis thereof.

                  Section 11.10. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

                  The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, to apply such funds as provided in this Indenture, the Intercreditor Agreement and the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of Article Twelve and the other provisions of this Indenture.

                                 ARTICLE TWELVE

                           APPLICATION OF TRUST MONEYS

                  Section 12.01.  Collateral Account.

                  On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its Corporate Trust Office. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account (except as may be otherwise provided in the Intercreditor Agreement) and thereafter shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition


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of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with Section 6.10 and may also be applied by the Trustee to cure any Event of Default; but prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee in accordance with the terms of this Article.

                  Section 12.02. Withdrawal of Insurance Proceeds and Condemnation Awards.

                  To the extent that any Trust Moneys consist of either (a) Net Proceeds or (b) Net Awards, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a Company Request delivered to the Trustee to reimburse the Company or the applicable Guarantor for expenditures made, or to pay costs incurred, by the Company or such Guarantor in connection with the repair, rebuilding or replacement of the Collateral destroyed, damaged or taken, upon receipt by the Trustee of the following:

                  (a) An Officers' Certificate of the Company, dated not more then 30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys setting forth:

                           (i) that expenditures have been made, or costs
                  incurred by the Company or such Guarantor, as the case may be, in a specified amount in connection with certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the Fair Market Value thereof to the Company or such Guarantor at the date of the acquisition thereof by the Company or such Guarantor;

                           (ii) that no part of such expenditures or costs has
                  been or is being made the basis for the withdrawal of any Trust Moneys in any previous or then pending application pursuant to this Section 12.02;

                           (iii) that no part of such expenditures or costs has
                  been paid out of either the proceeds of insurance upon any part of the Collateral not required to be paid to the Trustee under the Security Documents or any award for or the proceeds from any of the Collateral being taken not required to be paid to the Trustee under Section 11.05(c), as the case may be;

                           (iv) that there is no outstanding Indebtedness, other
                  than costs for which payment is being requested, known to the Company, after due inquiry, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the subject of a vendor's, mechanics', laborers', materialmen's, statutory or other similar Lien upon any such repairs, rebuildings or replacement, which Lien might, in the opinion of the signers of such Officers' Certificate, materially impair the security afforded by such repairs, rebuildings or replacements;

                           (v) that the property to be repaired, rebuilt or
                  replaced is necessary or desirable in the conduct of the Company's or such Guarantor's business;

                           (vi) whether any part of such repairs, rebuildings or
                  replacements within six months before the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the Company, at the date of such acquisition of such part of such repairs, rebuildings or replacement is at least $25,000;

                           (vii) that the Company or such Guarantor has title to
                  such repairs, rebuildings and replacements that is substantially similar to its title to the property destroyed, damaged or taken and that any Liens upon such repairs, rebuildings and replacements are expressly permitted by this Indenture and the applicable Security Documents;

                           (viii) that no Default or Event of Default shall have
                  occurred and be continuing; and


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



                           (ix) that all conditions precedent herein provided
                  for relating to such withdrawal and payment have been complied with;

                  (b) All documentation required under the TIA (including, without limitation, Section 314(d) of the TIA);

                  (c) All documentation necessary to subject such repairs, rebuildings or replacements to a valid first priority Lien and security interest in favor of the Trustee (or, in the case of property subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders pursuant to the Security Documents, including, without limitation, all instruments, agreements, certificates, Opinions of Counsel and documents required by Section 11.01; and

                  (d) An Opinion of Counsel substantially stating:

                           (i) that the instruments that have been or are
                  therewith delivered to the Trustee conform to the requirements of this Indenture and the other Security Documents, and that, upon the basis of such Company Request and the accompanying documents specified in this Section 12.02, all conditions precedent herein provided for relating to such withdrawal and payment have been complied with, and the Trust Moneys whose withdrawal is then requested may be paid over under this
                  Section 12.02;

                           (ii) that the relevant Security Documents create a
                  valid, binding and enforceable Lien on and security interest in such repairs, rebuildings and replacements in favor of the Trustee (or, in the case of property subject to a Mortgage, the Trustee or another trustee under such Mortgage) in favor of the Holders and, to the extent that a security interest in any such property may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property; and

                           (iii) that all the Company's or such Guarantor's
                  right, title and interest in and to said repairs, rebuilding or replacements, or combination thereof are then subject to the Lien of this Indenture and the relevant Security Documents.

         Upon compliance with the foregoing provisions of this Section 12.02 and
Section 11.01, the Trustee shall, upon Company Request, pay an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of paragraph
(a) of this Section 12.02, or the Fair Market Value to the Company or the applicable Guarantor of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in an Independent Appraiser's or Independent Financial Advisor's certificate, if required by the TIA), whichever is less; provided, however, that notwithstanding the above, so long as no Default or Event of Default shall have occurred and be continuing, in the event that any Net Proceeds or Net Awards for such property or proceeds of such sale do not exceed $25,000 and, in the good faith estimate of the Company, such destruction or damage resulting in such Net Proceeds or such taking or sale resulting in such Net Awards does not detrimentally affect the value or use of the applicable Collateral in any material respect, upon delivery to the Trustee of an Officers' Certificate of the Company to such effect and compliance with Section 11.01, the Trustee shall release to the Company or the applicable Guarantor such Net Proceeds or Net Awards for such property or proceeds of such sale, free of the Lien hereof and of the Security Documents.

                  Section 12.03. Withdrawal of Net Cash Proceeds to Fund an Asset Sale Offer.

                  To the extent that any Trust Moneys consist of Collateral Proceeds (or amounts deemed pursuant to this Indenture to be Collateral Proceeds) received by the Trustee pursuant to the provisions of Section 4.13 hereof and an Asset Sale Offer has been made in accordance therewith, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Paying Agent for application in accordance with Section 4.13 upon a Company Order to the Trustee and upon receipt by the Trustee of the following:


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



                  (a) An Officers' Certificate, of the Company dated not more than five days prior to the Asset Sale Purchase Date stating:

                           (i) that no Default or Event of Default shall have
                  occurred and be continuing;

                           (ii) (x) that such Trust Moneys constitute Collateral
                  Proceeds or are deemed, pursuant to Section 4.13, to constitute Collateral Proceeds, (y) that pursuant to and in accordance with Section 4.13, the Company has made an Asset Sale Offer and (z) the amount of Excess Proceeds (to the extent then determinable) to be applied to the repurchase of the Securities pursuant to the Asset Sale Offer;

                           (iii)  the Asset Sale Purchase Date; and

                           (iv) that all conditions precedent and covenants
                  herein provided for relating to such application of Trust Moneys have been complied with;

                  (b) All documentation, if any, required under Section 314(d) of the TIA; and

                  (c) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with the Asset Sale Offer pursuant to this Section 12.03 conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

         Upon compliance with the foregoing provisions of this Section 12.03, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order, subject to Section 4.13.

                  Section 12.04. Withdrawal of Trust Moneys for Investment in Replacement Assets.

                  In the event the Company (or a Subsidiary of the Company if such Subsidiary has engaged in the Asset Sale) intends to reinvest Collateral Proceeds (or amounts which, pursuant to Section 4.13, are deemed to constitute Collateral Proceeds) of an Asset Sale in Replacement Assets (the "Released Trust Moneys"), such Collateral Proceeds constituting Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) for application in accordance with Section 4.13 upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                  (a) a notice signed by the Company (each, a "Trust Moneys Release Notice"), which shall (i) refer to this Section 12.04, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys, (iv) describe with particularity the Replacement Assets to be invested in with respect to the Released Trust Moneys and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

                  (b) An Officers' Certificate of the Company certifying that
         (i) such Trust Moneys constitute Net Cash Proceeds, (ii) the release of the Released Trust Moneys complies with the terms and conditions of
         Section 4.13 of this Indenture, (iii) there is no Default or Event of Default in effect or continuing on the date thereof, (iv) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (v) all conditions precedent to such release have been complied with;

                  (c) All documentation required under the TIA (including, without limitation, Section 314(d) of the TIA);

                  (d) All documentation necessary to subject such Replacement Assets to a valid first priority Lien and security interest (subject only to Liens expressly permitted by this Indenture or the relevant Security Documents) in favor of the Trustee (or, in the case of property subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders pursuant to the Security Documents, including, without limitation, all instruments, agreements, Opinions of Counsel, certificates and other documents required by Section 11.01; and

                  (e)  An Opinion of Counsel stating:

                           (i) that the documents that have been or are
                  therewith delivered to the Trustee in connection with an investment in Replacement Assets conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with; and

                           (ii) to the extent that such Replacement Assets were
                  acquired with Collateral Proceeds (or amounts deemed to constitute Collateral Proceeds), the relevant Security Documents create a valid, binding and enforceable Lien on and security interest in such Replacement Assets in favor of the Trustee (or, in the case of Replacement Assets subject to a Mortgage, the Trustee or another trustee under such Mortgage) for the benefit of the Holders and, to the extent that a security interest in any such Replacement Assets may be perfected under the relevant Uniform Commercial Code, a perfected security interest in such property.

                  Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company, subject to Section 4.13.

                  Section 12.05. Withdrawal of Trust Moneys on Basis of Retirement of Securities.

                  Trust Moneys (other than Collateral Proceeds from an Asset
Sale) may be withdrawn by the Company to be applied to pay the principal of and interest on the Securities on any Stated Maturity, upon redemption or retirement, or upon the purchase thereof (including purchase in the open market, upon tender or otherwise and including, without limitations, pursuant to an offer to purchase pursuant to Section 4.12 but excluding an offer to purchase pursuant to Section 4.13, which is governed by Section 12.03) and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) for application to such purposes upon a Company Order to the Trustee and upon receipt by the Trustee of the following:

                  (a) a Board Resolution of the Company requesting the withdrawal and payment of a specified amount of Trust Moneys;

                  (b) an Officers' Certificate of the Company, dated not more than 5 days prior to date of the application for the withdrawal and payment of such Trust Moneys, certifying that (i) there is no Default or Event of Default in effect or continuing on the date thereof and
         (ii) all conditions precedent herein provided relating to such withdrawal and application have been complied with;

                  (c) an Opinion of Counsel stating that the documents that have been or are therewith delivered to the Trustee in connection with such withdrawal conform to the requirements of this Indenture and that all conditions precedent herein provided relating to such withdrawal have been complied with; and

                  (d) all documentation, if any, required by the TIA (including, without limitation, Section 314(d) of the TIA).

         Upon compliance with the foregoing provisions of this Indenture, the Trustee shall apply the Trust Moneys as directed and specified by such Company Order in accordance with this Section 12.05.

                  Section 12.06.  Investment of Trust Moneys.

                  The Trustee shall be entitled to apply any Trust Moneys to cure any Event of Default. So long as no Default or Event of Default shall have occurred and is continuing, all or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to a Company Order, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested and shall certify that such investments constitute Cash Equivalents and the Trustee shall sell any such Cash Equivalent only upon receipt of a Company Order specifying the particular Cash Equivalent to be sold. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                  The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own negligent action, its own negligent failure to act or its own willful misconduct in complying with this Section 12.06.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

                  Section 13.01.  Trust Indenture Act of 1939.

                  This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

                  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                  Section 13.02.  Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person or by air courier or mailed by first class mail, postage prepaid, addressed as follows:

                  If to the Company or any Guarantor to:

                  Oregon Steel Mills, Inc.
                  1000 S.W. Broadway, Suite 2200
                  Portland, Oregon 97205
                  Attention:  Chief Financial Officer

                  If to the Trustee to:

                  Chemical Bank
                  450 West 33rd Street
                  New York, New York 10001

                  Attention:  Corporate Trustee Administration Department

                  The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 13.03.  Communication by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Security Documents, the Guarantees or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA
Section 312(c).

                  Section 13.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 13.05.  Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials or other appropriate certificates.

                  Section 13.06.  Rules by Trustee, Paying Agent, Registrar.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  Section 13.07.  Legal Holidays.

                  In any case where any Interest Payment Date, Stated Maturity, Maturity Date, Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date of any Security shall not be a Business Day at a Place of Payment, then (notwithstanding any other provision of this Indenture or any Security), payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Stated Maturity, Maturity Date, Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Interest

Payment Date, Stated Maturity, Maturity Date, Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, to such next succeeding Business Day.

                  Section 13.08.  Governing Law.

                  The laws of the State of New York shall govern this Indenture, the Guarantees and the Securities without regard to the principles of conflicts of law. The Trustee, the Company, each Guarantor and the Holders agree (to the fullest extent permitted by law) to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Guarantees or the Securities.

                  Section 13.09.  No Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 13.10.  No Recourse Against Others.

                  A director, officer, employee, stockholder or limited partner, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any obligations of a Guarantor under any Guarantee, the Security Documents, the Intercreditor Agreement or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation by reason of his, her or its status as such director, officer, employee, stockholder or limited partner. Each Holder by accepting a Security waives and releases all such liability.

                  Section 13.11.  Successors.

                  All agreements of the Company and the Guarantors in this Indenture, the Securities, the Security Documents, the Intercreditor Agreement and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 13.12.  Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

                  Section 13.13.  Separability.

                  In case any provision in this Indenture, any Guarantee or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not (to the maximum extent permitted by law) in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  Section 13.14.  Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 13.15.  True Copy.

                  The Company shall, within three Business Days of receipt of a written request by the Trustee, furnish the Trustee with a true copy of this Indenture.

                  Section 13.16.  Benefits of Indenture.

                  Except as provided in this Article Thirteen, nothing in this Indenture, the Guarantees or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                              OREGON STEEL MILLS, INC.

Attest:____________________         By:______________________________________
       Name:                           Name:
       Title:                          Title:

[Seal]                              CHEMICAL BANK, as Trustee

Attest:  ___________________        By:______________________________________
         Name:                         Name:
         Title:                        Title:

[Seal]                              NEW CF&I, INC., as a Guarantor

Attest:  _____________________      By:______________________________________
         Name:                         Name:
         Title:                        Title:

                                    CF&I STEEL, L.P., as a Guarantor

[Seal]                              By: NEW CF&I, INC., its General Partner

Attest:  ______________________     By:______________________________________
         Name:                         Name:
         Title:                        Title:

                                                                       EXHIBIT A

[LEGEND FOR INCLUSION IN GLOBAL SECURITIES-- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.] [LEGEND FOR INCLUSION IF THE DEPOSITORY TRUST COMPANY IS THE DEPOSITARY-- UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                            OREGON STEEL MILLS, INC.

                        + % FIRST MORTGAGE NOTE DUE 2003

No. ______                                                           $__________


                  Oregon Steel Mills, Inc., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on June +, 2003, at the office or agency of the Company referred to below, and to pay interest thereon on June + and December + (each, an "Interest Payment Date") in each year, commencing on June +, 1996, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from +, 1996 at the rate of +% per annum, until the principal hereof and premium, if any, hereon is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May + or November + (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid or duly provided for, together with interest, to the extent lawful, on such defaulted interest at the rate borne by the Securities, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders of Securities not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

                  Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Securities register maintained by the Registrar.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security or on the subsequent pages of this Security, as the case may be.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:             ,

[Seal]                                   OREGON STEEL MILLS, INC.

Attest:________________________          By:____________________________________
       Name:                                Name:
       Title:                               Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

  This is one of the Securities referred to in the within-mentioned Indenture.

                                 CHEMICAL BANK, as Trustee

                                 By:__________________________________
                                       Authorized Officer*

- ---------------------------
* If Chemical Bank is not serving as Trustee the reference to "Authorized Officer" may be changed to "Authorized Signatory".

                              (Reverse of Security)

                  1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its +% First Mortgage Notes due 2003, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $235,000,000, issued under an indenture (which Indenture, together with all indentures supplemental thereto, are hereinafter called the "Indenture") dated as of June +, 1996, among the Company, Chemical Bank, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), New CF&I, Inc., a Delaware corporation, and CF&I Steel, L.P., a Delaware limited partnership, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantors and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  No reference herein to the Indenture and no provisions of this Security, the Guarantee or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  2.       Redemption.

                  (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, as a whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after June +, 2000, on not less than 30 nor more than 60 days' prior written notice as provided in the Indenture, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning June + of the years indicated below:

                                                                 Redemption
                           Year                                     Price
- -------------------------------------------------------------   ------------
2000......................................................                +%
2001......................................................                +%
2002 and thereafter.......................................           100.00%



, plus, in each case, accrued and unpaid interest to the Redemption Date, all as provided in the Indenture.

                  (b) Interest Payments. In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  (c) Partial Redemption. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  3. Guarantees; Collateral. This Security is entitled to certain Guarantees made for the benefit of the Holders, as set forth in this Security and in the Indenture. This Security and such Guarantees are also entitled to the benefits of certain Collateral pledged as security therefor as provided in the Indenture and the Security Documents.

                  4. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further conditions and limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

                  5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of, premium, if any, and interest on all of the outstanding Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  6. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for (i) defeasance at any time of (a) the entire indebtedness of the Company and the Guarantors under this Security and
(b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein and (ii) the termination of the Company's and the Guarantors' obligations (subject to certain exceptions) under the Indenture.

                  7. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture, the Securities, the Guarantees, the Intercreditor Agreement, and the Security Documents at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of, and to waive certain past defaults under, the Indenture, the Securities, the Guarantees the Intercreditor Agreement and the Security Documents and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                  8. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the Holder surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any registration of transfer or exchange or redemption or repurchase of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  9. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors, or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Guarantors, the Trustee nor any agent shall be affected by notice to the contrary.

                  10. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  11. Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you wish to have this Security purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, check the appropriate box:

                                Section 4.12 [ ]

                                Section 4.13 [ ]

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount (must be $1,000 or an integral multiple of $1,000):

                                  $____________

Date: _______________
                                      Your Signature:__________________________
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Security)

Signature Guarantee:_____________________

                                    GUARANTEE

                  For value received, the Guarantors (which term includes the undersigned and any persons who may subsequently become Guarantors under the Indenture referred to in the Security upon which this Guarantee is endorsed, and any of their respective successors under the Indenture) have unconditionally guaranteed, jointly and severally, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Securities (whether at Stated Maturity, upon acceleration, optional redemption, required purchase or otherwise), the due and punctual payment of interest on any overdue principal of, premium, if any, and, to the maximum extent permitted by law, interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders of the Securities and the Trustee under the Indenture, the Security Documents, the Intercreditor Agreement and the Securities, all in accordance with and subject to the terms of the Securities, the Indenture and the Guarantee, and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed when due in accordance with the terms of the extension or renewal. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

                  The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which the Guarantee relates. All terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  A director, officer, employee, stockholder or limited partner, as such, of a Guarantor shall not have any liability for any obligations of such Guarantor under its Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation by reason of his, her or its status as such director, officer, employee, stockholder or limited partner.

                  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

[Seal]                            NEW CF&I, INC.

Attest:_____________________      By: __________________________________________
       Name:                          Name:
       Title:                         Title:

                                  CF&I STEEL, L.P.

[Seal]                            By:  NEW CF&I, INC., its General Partner

Attest:_____________________      By: __________________________________________
       Name:                           Name:
       Title:                          Title:

                                 ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

________________________________________________________________________________


(Insert assignee's social security or tax ID number)____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: _____________               Your signature:_______________________________
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Security)

Signature Guarantee:____________________________________________________________

                                                                       EXHIBIT E

                                 PROMISSORY NOTE

                                                             Dated: June +, 1996

                  FOR VALUE RECEIVED, CF&I Steel, L.P., a Delaware limited partnership (herein called the "Maker", which term includes any successor under the Indenture referred to below), hereby promises to pay to Chemical Bank, a New York banking corporation or to such other person or entity which at the time shall be trustee under the Indenture referred to below ("Payee", which term includes any such successor trustee under the Indenture referred to below), as trustee under that certain Indenture dated as of June +, 1996 among Oregon Steel Mills, Inc., a Delaware corporation (herein called the "Company", which term includes any successor under the Indenture), Payee, Maker and New CF&I, Inc. (which Indenture, together with all indentures supplemental thereto, is hereinafter called the "Indenture"), or registered assigns, for the ratable benefit of the Holders (as defined in the Indenture), on or before June +, 2003, the sum of TWO HUNDRED THIRTY-FIVE MILLION DOLLARS ($235,000,000) plus any and all other amounts becoming due and payable by Maker under the Indenture and its Guarantee (as defined in the Indenture), or such lesser amount as shall become due and payable by Maker under the Indenture and its Guarantee. All amounts becoming due and payable by Maker under the Indenture and its Guarantee shall constitute indebtedness evidenced by this Note and shall be due and payable hereunder as and when due and payable under its Guarantee and the Indenture. Without limitation to any other provisions of this Note, an Event of Default (as defined in the Indenture) under the Indenture shall constitute an event of default under this Note, and shall entitle Payee to accelerate the obligations of Maker hereunder in the same manner and to the same extent as the obligations of the Company under the Securities (as defined in the Indenture). Maker further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and Payee, on the other hand, (a) the maturity of the obligations of the Company under the Securities may be accelerated as provided in Article Six of the Indenture for the purposes of this Note, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations of the Company under the Securities, and (b) in the event of any acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Maker for the purpose of this Note.

                  All payments hereunder shall be made in lawful money of the United States of America in immediately available funds at Payee's offices in the Borough of Manhattan, The City of New York, or at such other place as Payee shall have designated to Maker in writing.

                  This Note is secured by, and is entitled to the benefits of, a DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT, dated as of June +, 1996, from Maker to the Public Trustee of Pueblo County for the benefit of Payee and a Deed of Trust, Assignment of Rents and Leases and Security Agreement, dated as of June +, 1996, from Maker to the Public Trustee of Fremont County for the benefit of Payee (as the same may be amended or supplemented from time to time, collectively, the "Deeds of Trust"). Reference is made to the Deeds of Trust for a more detailed description of the property covered thereby and the rights, remedies and obligations of Payee in respect thereto.

                  Maker waives presentment, notice of dishonor, notice of acceleration and protest, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party.

                  It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Maker under applicable law, but if, notwithstanding such intention, interest in excess



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



of the maximum rate shall be paid hereunder, the excess shall be retained by Payee as additional cash collateral for the payment of this Note, unless such retention is not permitted by law, in which case the interest rate on this Note shall be adjusted to the maximum rate permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

                  Maker covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive Maker from paying all or any portion of the principal of, premium, if any, or interest on or other amounts due under this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the performance of this Note; and (to the extent that it may lawfully do so) Maker hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to Payee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  The provisions of this Note shall be binding obligations against Maker, its successors and assigns.

                  A director, officer, employee or limited partner, as such, of Maker shall not have any liability for any obligations of Maker under this Note, its Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations for their creation by reason of his, her or its status as such director, officer, employee or limited partner.

                  Payee shall not be deemed to have waived or amended any of its rights hereunder unless such waiver or amendment is in writing and signed by Payee and otherwise complies with the Indenture. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one occasion shall not be construed as a bar to, or waiver of, the exercise of any right or remedy on any future occasion.

                  This Note is the "CF&I Note" referred to in the Indenture and is subject to, and entitled to the benefits of, the terms of the Indenture applicable to the CF&I Note, and, anything in this Note to the contrary notwithstanding, the aggregate amount payable by Maker under this Note shall in no event exceed the amount specified in Section 10.06 of the Indenture (giving effect to the provisions of Sections 10.07 of the Indenture).

                  Maker hereby acknowledges and agrees that this Note shall constitute the "original evidence of debt" required by Section 38-38-101 and
Section 38-39-102 of the Colorado Revised Statutes, or any successor statutes thereto, to be filed with the public trustee in connection with a foreclosure or release of the Deed of Trust.



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


                  This Note is to be governed by and construed according to the laws of the State of New York without regard to the principles of conflicts of law.

                                             CF&I STEEL, L.P.,
                                             a Delaware limited partnership

                                                      By: NEW CF&I, INC.,
                                                             as General Partner

[Seal]

                                             By:_______________________________
                                                 Name:
                                                 Title:

Attest:___________________________
         Name:
         Title:



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